UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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Dick’s Sporting Goods, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2009

To our Stockholders:

The 2009 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 3, 2009, beginning at 1:30 p.m. local time. At the meeting, the holders of the Company’s issued and outstanding Class B common stock and common stock will act on the following matters:

(1)	Election of three (3) Class A Directors, each for terms that expire in 2012;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

(3)	Any other matters that properly come before the meeting.

All holders of record of shares of Dick’s Sporting Goods’ Class B common stock and common stock (NYSE: DKS) at the close of business on April 6, 2009 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 beginning on May 20, 2009. To assure your representation at the 2009 Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

By order of the Board of Directors,

Edward W. Stack
Chairman of the Board

April 20, 2009
Pittsburgh, PA

i

300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation, to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 3, 2009, beginning at 1:30 p.m. local time, and at any postponements and/or adjournments thereof. In accordance with rules recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about April 20, 2009. The proxy statement and the form of proxy relating to the 2009 Annual Meeting are first being made available to stockholders on or about April 20, 2009. In accordance with SEC rules, the website, www.proxydocs.com/dks, provides complete anonymity with respect to a stockholder accessing the website.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three (3) Class A Directors, ratification of our independent registered public accounting firm for fiscal 2009 and to act on any other matter to properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 6, 2009, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Dick’s Sporting Goods common stock and Class B common stock?

Holders of our common stock and Class B common stock have identical rights, except that holders of the common stock are entitled to one (1) vote for each share held of record and holders of Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.

Who can attend the meeting?

Subject to space availability, all common stockholders and Class B stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, permitting the meeting to conduct its business. As of the record date, 87,121,122 shares of common stock representing the same number of votes and 25,251,554 shares of Class B common stock representing 252,515,540 votes were issued and outstanding. Thus, the presence of the holders of common stock or Class B common stock or the combination thereof representing at least 169,818,332 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting to establish a quorum, but will not be deemed a vote cast with respect to the matters to be acted upon at the meeting.

How do I vote?

As set forth in the Notice of Internet Availability of Proxy Materials being mailed to all stockholders, you may cast your vote online at www.proxydocs.com/dks. The Notice of Internet Availability of Proxy Materials also provides three ways in which you may request a paper copy of the proxy statement and accompanying proxy card- via the internet (www.investorelections.com/dks), telephone ((866) 648-8133) or email (paper@investorelections.com). If you vote online or request, receive, complete and return the paper proxy card to the Company, it will be voted as you direct. Further, if you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, follow the instructions on the Notice of Internet Availability of Proxy Materials provided by your broker.

Can I change or revoke my vote after I vote online or return my proxy card?

Yes. Even after you have submitted your proxy online or via the mail, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Class A Directors (see Item 1); and

•	for ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009 (see Item 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.  For any other item, including ratification of our independent registered public accounting firm, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

We are a controlled Company under the New York Stock Exchange rules.

Because as of March 31, 2009, Edward W. Stack, our Chairman and Chief Executive Officer, controlled approximately 67% of the combined voting power of our common stock and Class B common stock, we are a “controlled company” under the New York Stock Exchange’s Corporate Governance Standards, and we have chosen to take advantage of all of the exemptions available to “controlled companies” under Section 303A of the New York Stock Exchange Corporate Governance Standards.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

Based on a review of filings with the SEC and information known to us about our Class B common stock, the following are the non-management beneficial holders of more than 5% of the outstanding shares of Dick’s Sporting Goods, Inc. (i) common stock (or Class B common stock or stock options that are convertible into or exercisable for more than 5% of the outstanding shares of our common stock within 60 days) or (ii) Class B common stock, as of March 31, 2009:

				Percentage
		Amount and Nature	Percentage	of Class B
	Name and Address	of Beneficial	of Common	Common
Title of Class	of Beneficial Owner	Ownership(3)	Stock(4)	Stock(4)

Common Stock	Ronald Baron(1) 767 Fifth Avenue, 49th Floor New York, NY 10153	11,066,357 shares of common stock; shared power to vote and direct disposition(1)	12.70%	—
Common Stock	Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	5,831,279 shares of common stock(2)	6.69%	—
Class B Common Stock	Frederick C. Heichemer & Nancy M. Heichemer(5) c/o Dick’s Sporting Goods, Inc. 300 Industry Drive, RIDC Park West Pittsburgh, PA 15275	1,270,000 shares of Class B common stock sole power to vote and direct disposition	(6)	5.03%
Common Stock and Class B Common Stock	Denise Stack(5) c/o Dick’s Sporting Goods, Inc. 300 Industry Drive, RIDC Park West Pittsburgh, PA 15275	4,000,000 shares of Class B common stock no voting power; sole power to direct disposition; 3,350,000 shares underlying stock options; no voting power; sole power to direct disposition(7)	7.78%	15.84%

(1)	Share ownership amounts are based on figures set forth in Amendment No. 4 to Schedule 13G, filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron on February 12, 2009. Of the shares beneficially owned, Ronald Baron has shared power to vote with respect to 9,767,857 shares and shared power to direct disposition with respect to 11,066,357 shares of common stock. Amount includes 11,066,357 shares of common stock owned by Baron Capital Group, Inc., 10,471,600 shares of common stock owned by BAMCO, Inc., 594,757 shares of common stock owned by Baron Capital Management, Inc. and 5,000,000 shares of common stock owned by Baron Growth Fund. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Growth Fund is an advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc.

(2)	Share ownership amounts are based on figures set forth in the Schedule 13G filed by Wellington Management Company, LLP on February 17, 2009. Of the shares beneficially owned, Wellington Management Company, LLP has shared power to vote with respect to 4,353,999 shares and shared power to direct disposition with respect to 5,785,479 shares of common stock. Wellington Management Company, LLP, in its capacity as an investment adviser, may be deemed to beneficially own 5,831,279 shares of common stock which are owned of record by clients of Wellington Management Company, LLP. Those clients have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such common stock. No such client is known to have such right or power with respect to more than five percent of common stock.

(3)	A person has beneficial ownership of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or convertible securities that are presently exercisable or become exercisable within 60 days of March 31, 2009. The shares listed in this table above include shares issuable upon the exercise of options or other rights that are exercisable or become exercisable within 60 days of March 31, 2009.

(4)	As of March 31, 2009, there were 87,112,461 shares of our common stock outstanding and 25,251,554 shares of Class B common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the stockholder is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

(5)	For the purposes of making communications only.

(6)	Less than 5%.

(7)	For additional information, see footnotes 1 and 2 to the Beneficial Ownership Table on pages 6 and 7 of this proxy statement.

How much stock do the Company’s directors, nominees and executive officers own?

The following table shows the amount of Dick’s Sporting Goods common stock and Class B common stock beneficially owned (unless otherwise indicated) by our directors, nominees for director, the executive officers named in the “Summary Compensation Table” below and all of our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 31, 2009.

A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by the SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or will become exercisable within 60 days of March 31, 2009. The shares listed in this table below include shares of common stock issuable upon the exercise of options or other rights that are exercisable or will become exercisable within 60 days of March 31, 2009.

Shares Beneficially Owned
	Number			Percent(16)		Voting
Name of Beneficial Owner	Common Stock	Class B		Common Stock	Class B	Power

Named Executive Officers, Nominees and Directors
Edward W. Stack	7,047,824(1)	22,725,380	(2)	25.59%	90.00%	67.07%
Timothy E. Kullman	76,974(3)	—		*	—	*
Joseph H. Schmidt	183,279(4)	—		*	—	*
Gwen K. Manto	335,398(5)	—		*	—	*
Jeffrey R. Hennion	351,972(6)	—		*	—	*
Randall K. Zanatta	405,000(7)	—		*	—	*
William J. Colombo	1,269,476(8)	—		1.44%	—	*
Emanuel Chirico	112,950(9)	—		*	—	*
Brian J. Dunn	17,950(10)	—		*	—	*
David I. Fuente	233,126(11)	—		*	—	*
Walter Rossi	513,150(12)	—		*	—	*
Lawrence J. Schorr	275,102(13)	—		*	—	*
Catherine R. Smith	—	—		*	—	*
Larry D. Stone	17,950(14)	—		*	—	*
All Executive Officers and Directors as a group (16 persons)	10,937,385(15)	22,725,380		30.03%	90.00%	67.27%

*	Percentage of shares of common stock beneficially owned does not exceed one percent (1%).

(1)	Includes 59,244 shares of restricted stock subject to vesting, 347,700 shares of common stock held by Richard T. Stack, over which Edward W. Stack maintains sole voting power and 12,100 shares held by Mr. Stack’s children. Mr. Stack disclaims beneficial ownership of the securities owned by his children, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934. Amount also includes 6,522,500 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009. Pursuant to a Memorandum of Understanding (“MOU”) dated the 2nd day of March, 2009, Mr. Stack’s former spouse is entitled to receive the economic benefit with respect to stock options exercisable for 3,350,000 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event), which includes the right to request the exercise and/or sale of such stock options in accordance with the Company’s applicable policies, Section 16(b) limitations and the terms of the MOU. Mr. Stack maintains voting power with respect to any such stock underlying these options when such option is exercised. Pursuant to an agreement dated December 4, 2007, Mr. Stack amended an option issued by Mr. Stack individually to his brother Martin Stack, which, as amended, is exercisable for up to 759,800 shares of common stock (the number of shares would be equitably adjusted for any stock split, recapitalization or similar event) owned by Mr. Stack for 36 months starting December 2, 2009. Martin Stack’s right to exercise the option is subject to certain limitations. Mr. Stack retains voting and dispositive power with respect to the shares subject to this option.

(2)	Amount also includes, as of March 31, 2009, approximately 447,637 Class B shares which have been pledged by Edward W. Stack in connection with a loan facility established in January of 2007. Pursuant to the terms of the loan facility, the number of shares pledged fluctuates based on the Company’s stock price; however, the maximum number of Class B shares that could be pledged in connection with the loan facility is 2.5 million. In addition, pursuant to the terms of the MOU, Mr. Stack’s former spouse owns 4,000,000 of the Class B common stock included in the number of shares owned; Mr. Stack retains voting but not dispositive power with respect to the shares, in accordance with the terms of the MOU.

(3)	Includes 63,125 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 31, 2009 and 13,849 shares of restricted stock subject to vesting.

(4)	Includes 156,250 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 31, 2009 and 24,723 shares of restricted stock subject to vesting.

(5)	Includes 315,625 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 19,773 shares of restricted stock subject to vesting.

(6)	Includes 300,985 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 13,849 shares of restricted stock subject to vesting. Also includes 1,200 shares held by Mr. Hennion’s children. Mr. Hennion disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for purposes of Section 16 under the Securities Exchange Act of 1934.

(7)	Mr. Zanatta left as President and Chief Executive Officer of Golf Galaxy, Inc. in July 2008. The information provided in this table is based on the terms of the Agreement and General Release entered into by the Company, Golf Galaxy, Inc. and Mr. Zanatta in connection with his departure, as well as the last Form 4 filed by Mr. Zanatta. Amount includes 330,000 shares of common stock issuable upon the exercise of a stock option that remains exercisable until February 13, 2012. Additional detail regarding Mr. Zanatta’s departure is provided in “Potential Payments Upon Termination or Change-in-Control” on page 43 of the proxy statement.

(8)	Includes 969,518 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting. Also includes 2,400 shares held by Mr. Colombo’s children. Mr. Colombo disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934.

(9)	Includes 105,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(10)	Includes 10,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(11)	Includes 211,800 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(12)	Includes 465,600 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(13)	Includes 196,500 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(14)	Includes 10,000 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 31, 2009 and 7,950 shares of restricted stock subject to vesting.

(15)	A total of 9,739,403 shares of common stock are issuable upon the exercise of options for all sixteen (16) executive officers and directors as a group within 60 days of March 31, 2009.

(16)	As of March 31, 2009, there were 87,112,461 shares of common stock outstanding and 25,251,554 shares of Class B common stock outstanding. To calculate an individual director or executive officer’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the director or executive officer is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other directors, executive officers and stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our directors and executive officers may differ.

Section 16(a) Beneficial Ownership Reporting Compliance.

The Company’s directors and its executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations that no other reports were required to be filed, we believe that, with the exception of one report for Mr. Colombo, which was untimely filed by one business day due to an administrative error, all of our directors and executive officers complied during the Company’s 2008 fiscal year with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

The Board is divided into three (3) classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class A Directors expires at the 2009 annual meeting while the term for Class B Directors expires at the 2010 annual meeting and the term for Class C Directors expires at the 2011 annual meeting. Upon recommendation by the Governance and Nominating Committee of the Board of Directors, the Board of Directors proposes that the following nominees, William J. Colombo (a Class A Director), David I. Fuente (a Class A Director) and Larry D. Stone (a Class A Director) be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class A Directors. Each of the nominees has consented to serve if elected. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors Standing for Election.

The directors standing for election at the annual meeting are:

William J. Colombo, 53, became our Vice Chairman of the Board in February 2008, after stepping down as President and Chief Operating Officer, a position he held since 2002. From late in 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our internet commerce subsidiary. Mr. Colombo served as Chief Operating Officer and an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc. (a retailing company listed on the NYSE). He is also on the board of directors of Gibraltar Industries (a leading manufacturer, processor and distributor of products for the building, industrial and vehicular markets listed on Nasdaq).

David I. Fuente, 63, has served on the Board since 1993. Mr. Fuente is currently a member of the board of Office Depot, Inc. (an office supply retailer listed on the NYSE) and was Chairman of Office Depot from 1987 to 2001 and its Chief Executive Officer from 1987 to 2000. He currently serves as a director for Ryder System, Inc. (a truck leasing and logistics company listed on the NYSE).

Larry D. Stone, 57, has served on the Board since 2007. Mr. Stone has served as President and Chief Operating Officer for Lowe’s Companies Inc. (a home improvement retailer listed on the NYSE) since December 2006, and before that served as Senior Executive Vice President Merchandising/Marketing since 2005. Mr. Stone served as Senior Executive Vice President Store Operations for Lowe’s from 2003 to 2005, and from 2001 to 2003, served as Executive Vice President, Store Operations.

The Board of Directors unanimously recommends that the stockholders vote “For” the persons nominated by the Board as Class A Directors.

Other Directors Not Standing for Election at this Meeting.

Other than the current nominees, the six (6) remaining members of the Board of Directors will continue to serve as members of our Board. Our other directors who will serve after the 2009 annual meeting are:

Emanuel Chirico, 51, has served on the Board since December 2003. Mr. Chirico was named Chairman of the Board of the Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE) on June 19, 2007 and was named its Chief Executive Officer on February 27, 2006. Previously, Mr. Chirico had been President, Chief Operating Officer and a Director of Phillips-Van Heusen Corporation since 2005. Prior to that, Mr. Chirico had been Executive Vice President and Chief Financial Officer of Phillips-Van Heusen Corporation from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was Phillips-Van Heusen Corporation’s controller. Prior to that, he was a partner at Ernst & Young LLP. Mr. Chirico’s current term of office as a Class B Director expires at the 2010 annual meeting.

Brian J. Dunn, 48, has served on the Board since 2007. Mr. Dunn has been employed by Best Buy Co., Inc. (a technology and entertainment products retailer listed on the NYSE) since 1985. He was named Chief Executive Officer of Best Buy, to be effective June 24, 2009, and has served as President and Chief Operating Officer of Best Buy since February 26, 2006, overseeing more than 800 stores in the United States and Canada as well as several corporate groups that directly support Best Buy’s stores. Mr. Dunn is also responsible for overseeing the merchandising, customer centricity, services and small business functions of Best Buy. Prior to this appointment as President and Chief Operating Officer, Mr. Dunn served as the company’s President — Retail, North America from 2004 to 2006. From 2002 to 2004, Mr. Dunn served as Executive Vice President — Best Buy U.S. Retail. Mr. Dunn’s current term as a Class B Director expires at the 2010 annual meeting.

Walter Rossi, 66, has served on the Board since 1993. Mr. Rossi formerly served as Chief Executive Officer of Naartjie Custom Kids, Inc. (a children’s apparel retailer), Chief Executive Officer of Home Express (a retailer of home furnishings), Chairman of the Retail Group at Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE) and Chairman and Chief Executive Officer of Mervyn’s (a department store chain). Mr. Rossi’s current term of office as a Class B Director expires at the 2010 annual meeting.

Edward W. Stack, 54, has served as our Chairman and Chief Executive Officer since 1984 when the founder and Edward Stack’s father, Richard “Dick” Stack, retired from our then two store chain. Mr. Stack has served us full time since 1977 in a variety of positions, including President, Store Manager and Merchandise Manager. Mr. Stack also served as President during fiscal year 2008. Mr. Stack’s current term of office as a Class C Director expires at the 2011 annual meeting.

Lawrence J. Schorr, 55, has served on the Board since 1985. Mr. Schorr currently serves as Chief Executive Officer of Boltaron Performance Products, LLC (a privately owned plastics manufacturing company). Mr. Schorr has held this position for the last five years. He previously was President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. He formerly served in the same position for Resource Recycling Technologies, Inc. (a solid waste material management company listed on the American Stock Exchange). He has also served as a partner and managing partner in the law firm of Levene, Gouldin and Thompson LLP. Mr. Schorr’s current term of office as a Class C Director expires at the 2011 annual meeting.

Catherine R. Smith, 45, was elected to serve on the Board in March 2009. Ms. Smith has served as Executive Vice President and Chief Financial Officer of Centex Corporation (a residential construction and financial services company listed on the NYSE) since October 2006. Prior to that time, she served as Executive Vice President and Chief Financial Officer of Kennametal, Inc. (a supplier of tooling, engineered components and advanced materials listed on NYSE) from April 2005 to October 2006, and as Executive Vice President and Chief Financial Officer of Bell Helicopter, a business segment of Textron, Inc. (a global aircraft industry and finance company listed on the NYSE), from October 2003 to April 2005. From August 1986 through September 2003, Ms. Smith held various financial positions including Vice President and Chief Financial Officer of the Intelligence and Information Systems business segment of Raytheon Company. Ms. Smith’s current term of office as a Class C Director expires at the 2011 annual meeting.

How are directors compensated?

Director Compensation — 2008

					Change in
					Pension Value
					and Non-
				Non-Equity	qualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option Awards	Compensation	Compensation	Compensation
Name(1)(2)	($)	($)(3)(4)	($)(3)(5)	($)	Earnings	($)(6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Emanuel Chirico	$96,750	$27,971	$146,985	—	—	—	$271,706
William J. Colombo	(7)	$27,971	(7)	—	—	(7)	$27,791
Brian J. Dunn	$58,250	$27,971	$123,397	—	—	—	$209,618
David I. Fuente	$89,750	$27,971	$146,985	—	—	—	$264,706
Walter Rossi	$71,750	$27,971	$146,985	—	—	—	$246,706
Lawrence J. Schorr	$100,250	$27,971	$146,985	—	—	—	$275,206
Larry D. Stone	$68,750	$27,971	$123,397	—	—	—	$220,118

(1)	Mr. Stack is a member of the Board of Directors of the Company. Mr. Stack’s compensation for 2008 is reported in the “Summary Compensation Table” and the other tables set forth herein. As an executive officer of the Company as of the end of fiscal 2008, Mr. Stack did not receive any additional compensation in connection with his service on the Board of Directors of the Company.

(2)	Ms. Smith, who was elected to the Board of Directors in March of 2009, did not serve on the Board of Directors in 2008 and as such is not included in this table.

(3)	The values set forth in this column represent the dollar amount recognized for financial statement reporting purposes in fiscal 2008, for the fair value of restricted stock (column c) and stock option awards (column d) granted to each director in accordance with FAS 123R. A discussion of the relevant assumptions made in the valuation of each of the restricted stock and stock option awards may be found in the “Stock-Based Compensation” section of Note 11 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(4)	The aggregate number of shares underlying Company restricted stock awards (vested and unvested) outstanding as of January 31, 2009 for each director set forth in the table is 3,950 shares. The grant date fair value with respect to each restricted stock grant awarded to each director in the fiscal year ended January 31, 2009, computed in accordance with FAS 123R, was $27.87 per share for restricted stock awarded on March 27, 2008.

(5)	No option grants were awarded to directors in the fiscal year ended January 31, 2009. The aggregate number of shares underlying Company option awards (vested and unvested) outstanding as of January 31, 2009 for each director is: Emanuel Chirico, 120,000; William J. Colombo, 1,063,268; Brian J. Dunn, 40,000; David I. Fuente, 226,800; Walter Rossi, 480,600; Lawrence J. Schorr, 211,500; and Larry D. Stone, 40,000.

(6)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 37 of this proxy statement. Except where indicated in the table above, all non-business use of aircraft by any director during fiscal 2008 was billed to and paid for by the director in accordance with our travel policy.

(7)	Mr. Colombo stepped down from his position as President and Chief Operating Officer of the Company, effective February 2, 2008. He has continued with the Company as the Board of Directors’ Vice Chairman and otherwise as an employee. Mr. Colombo does not receive any cash compensation in connection with his service on the Board, but does receive cash and other compensation as an employee of the Company, which is disclosed on page 16 of this proxy statement.

Understanding Our Director Compensation Table.

Beginning in fiscal 2001, non-employee directors were compensated by means of an annual retainer of $20,000 plus $7,500 per meeting ($3,750 for teleconferences) both paid in cash. In addition to the annual retainer, each committee chair receives $15,000 per committee chairmanship per year, except that the audit committee chair receives an annual retainer of $25,000. Each committee member also receives a per committee meeting fee of $1,500 ($750 for teleconferences). There are generally six (6) Board meetings per year.

Currently, each director receives an initial option grant exercisable for 20,000 shares of common stock upon his or her first election to the Board. Historically, we have provided each director with an additional annual option grant exercisable for 10,000 shares for each year of service thereafter, which vest over a four (4) year period from the date of grant. Beginning with the annual grants made in fiscal 2008, the Company introduced the inclusion of annual grants of restricted stock in amounts determined by the Company’s Compensation Committee, but retained the flexibility to also make stock option award grants when needed, as determined by the Compensation Committee. The shares of restricted stock are subject to a three-year cliff vest. Additionally, members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

How often did the Board meet during fiscal 2008?

The Board of Directors met seven (7) times during fiscal 2008. Each director attended at least 75% of all Board of Director meetings during fiscal 2008, either in person or via teleconference, except for Mr. Dunn, who attended five (5) of the seven (7) meetings. During fiscal 2008, the Audit Committee met ten (10) times, the Compensation Committee met six (6) times and the Governance and Nominating Committee met four (4) times. Each member of the Audit, Compensation and Governance and Nominating Committees attended at least 75% of the committee meetings of which they are a member, either in person or via teleconference.

What committees has the Board established?

The Board of Directors has standing Compensation, Audit and Governance and Nominating Committees. The following sets forth Committee memberships as of the date of this proxy statement.

	Compensation		Audit		Governance and
Director	Committee		Committee		Nominating Committee

Edward W. Stack
William J. Colombo
Emanuel Chirico			X	(c)
Brian J. Dunn					X
David I. Fuente	X	(c)			X
Walter Rossi			X
Lawrence J. Schorr	X		X		X	(c)
Catherine R. Smith			X
Larry D. Stone	X

(c)	Denotes chair.

The Audit Committee

Messrs. Chirico (Chairperson), Rossi and Schorr were members of the Audit Committee during fiscal 2008, which has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. We adopted an Audit Committee charter that was effective upon completion of our initial public offering, and which was amended in December 2003, December 2004, March 2007 and in March 2009 to reflect various rule changes promulgated by the New York Stock Exchange (“NYSE”) and the SEC. As a result of the amendments made to the Audit Committee Charter in March 2009, we have included the current Audit Committee Charter in Appendix A of this proxy statement, and our Audit Committee Charter as amended is also available on the Investor Relations portion of our website (www.dickssportinggoods.com). The Audit Committee reviews the engagement of our independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the scope, fees and results of any audit. Emanuel Chirico is qualified as the audit committee financial expert within the meaning of the SEC regulations, and the Board has determined that he has accounting and financial management expertise within the meaning of the standards of the NYSE. The Board has determined that Mr. Chirico is independent as the term is defined in Item 7(d)(3)(iv) of Schedule 14A, and the Board has determined that all members of our Audit Committee are independent within the meaning of the SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. A printed copy of our Audit Committee Charter may be obtained by contacting our Investor Relations Department at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com.

The Compensation Committee

Messrs. Fuente (Chairperson), Schorr and Stone comprise our Compensation Committee. Our Compensation Committee Charter, which was amended in December 2004 and March 2007 to reflect changes in the NYSE and SEC rules relating to corporate governance and compensation disclosure and discussion, is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com. Our Compensation Committee monitors our stock and incentive and stock purchase plans, establishes the terms and conditions of all equity awards, recommends an overall compensation policy for the Company, discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company and advises the Board regarding management succession. The Compensation Committee does have the authority under its charter to delegate any of its duties and responsibilities (or functions) to a subcommittee of the Compensation Committee consisting of one or more members, as appropriate, and has authorized a subcommittee consisting of our Chairman and Chief Executive Officer, Executive Vice President, Finance, Administration and Chief Financial Officer and Senior Vice President- Human Resources, to issue interim equity award grants as may be necessary, in compliance with the authorizing resolutions and Delaware law.

The Company’s compensation program for executives generally has consisted of three key elements: a base salary, a performance-based annual bonus payable in cash, and periodic grants of stock-based compensation, such as stock options and restricted stock. Under this approach, compensation for executive officers involves a high proportion of pay that is “at risk,” in the form of the annual bonus, which takes into account personal performance but is also based, in significant part, on the Company’s performance. In addition, stock-based compensation such as stock options and restricted stock relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders.

Base salaries for our executive officers other than our Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by our Chief Executive Officer, and take into account such factors as salary norms in comparable businesses, a qualitative assessment of the nature of the position, and the contribution and experience of the officer. During fiscal 2008, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed and approved by the Compensation Committee. Awards of annual bonuses to executive officers who are subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee and all other bonuses paid to non-executive officers were made in accordance with a formula established by the Compensation Committee and Chief Executive Officer. Company management engaged the Hay Group to provide consultation services regarding executive compensation in 2007 and 2008, and to assist in determining or recommending the amount of executive compensation for fiscal 2008 and 2009. See page 22 of this proxy statement under “Compensation Discussion and Analysis” for more information regarding the services provided by the Hay Group.

Under the Company’s annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals, primarily total Company earnings before taxes and sales, as recommended by the Chief Executive Officer and approved by the Compensation Committee. Target incentive bonus opportunities are established at the beginning of the fiscal year, as measured generally by earnings before taxes and sales. A specified percentage of a bonus program participant’s annual salary is used to determine any amount to be paid. A minimum level of performance is established below which no bonus award is paid, levels of performance at which specified percentages of the bonus will be paid, and a maximum level of performance above which no additional bonus would be paid. For additional information regarding our Compensation Committee processes and procedures for the consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” starting on page 20 of this proxy statement.

During fiscal 2008, the Compensation Committee operated under guidelines for equity awards which are generally applicable to all eligible employees. Under these guidelines, grants of stock options and/or restricted stock are generally made on an annual basis in amounts that take into account such factors as market data on total compensation packages, the value of equity awards at targeted external companies, total stockholder return, share usage and stockholder dilution. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. All decisions to grant stock options or restricted stock are in the sole discretion of the Compensation Committee and, except for grants to the Chief Executive Officer, are based upon recommendations from the Chief Executive Officer. However, in limited circumstances, a subcommittee consisting of our Chief Executive Officer, Chief Financial Officer and Senior Vice President- Human Resources has been delegated authority to grant awards to non-executive officers in accordance with Delaware law.

Mr. Stack, our Chairman and Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Company executive officers, and his total annual compensation, including compensation derived from the annual bonus program, was set by the Compensation Committee based on the same factors as other executives. Payments earned by Mr. Stack are included in the “Summary Compensation Table” located on page 33 of this proxy statement. Mr. Stack, as a greater than 5% stockholder, is ineligible to participate in the Company’s employee stock purchase plan.

The Governance and Nominating Committee

Messrs. Dunn, Fuente and Schorr (Chairperson) currently comprise our Governance and Nominating Committee. Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com. This Committee provides oversight and guidance to our Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our governance. The Committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of and recommends to the full Board candidates for election as directors, and reviews and recommends to the full Board the compensation and benefits for the Company’s non-employee directors. On March 17, 2009, our Governance and Nominating Committee recommended (with Mr. Fuente abstaining as to himself) to the Board of Directors that Messrs. Colombo, Fuente and Stone stand for election as Class A Directors.

Because the Company is a “controlled company” under the NYSE’s Corporate Governance Standards, we are not required to have an independent nominating committee. However, Messrs. Dunn, Fuente and Schorr would qualify as independent under the standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards.

On March 18, 2009, the Board named David I. Fuente to act as the presiding non-management director for a one-year term (until the 2010 annual meeting proxy statement is filed or until his successor is duly appointed and qualified).

How does the Board select nominees for the Board?

Our Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members and management, and will, if warranted, utilize a third-party search firm to assist in finding prospective candidates. This Committee will consider director candidates from stockholders for election at the 2010 annual meeting if such nominees are submitted in accordance with the procedures set forth in “Additional Information — Advance Notice Procedures” on page 47 of this proxy statement.

Our Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the recommendation of the prospective candidate, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Governance and Nominating Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Governance and Nominating Committee, and may utilize a third-party search firm to assist in such evaluation. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Governance and Nominating Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. Our Governance and Nominating Committee is also responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

Our Governance and Nominating Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Governance and Nominating Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more Governance and Nominating Committee members or members of the Board interviewing the prospective nominee. After completing this evaluation and other steps of the process, the Governance and Nominating Committee would make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

In 2008, our Governance and Nominating Committee determined, given the continued growth of the Company, that expanding the size of the Board by one (1) additional member was advisable. Our Governance and Nominating Committee utilized a third-party search firm, Crist Kolder Associates, to assist the Governance and Nominating Committee in finding a candidate for nomination to our Board who possessed the qualities that the Governance and Nominating Committee and the Board desires in members, which includes experience and sound judgment in areas relevant to our business, independence and integrity. The search firm helped to identify, evaluate and assist in building the recommendation for Ms. Smith as a candidate. Ms. Smith was interviewed by Mr. Schorr as Chairman of the Governance and Nominating Committee, as well as by Messrs. Stack, Rossi, and Chirico, and was determined to be an outstanding candidate who possessed the qualities desired by the Governance and Nominating Committee for inclusion on our Board, and as such was recommended to the Board for nomination and elected in March 2009. Ms. Smith was determined not to have any affiliations or conflicts of interest which would impact her ability to exercise independent business judgment as a member of our Board.

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com. We intend to post amendments to or waivers from the Code of Business Conduct and Ethics to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with our Board of Directors, the presiding non-management director or with the non-management directors as a group may do so by writing to the Board of Directors or presiding non-management director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 or e-mail at investors@dcsg.com to the attention of the General Counsel. Under our process for handling letters received by the Company and addressed to non-management members of the Board of Directors, our Governance and Nominating Committee has instructed the

General Counsel to (i) review any such correspondence, (ii) regularly forward to the Board of Directors a summary of all such correspondence and (iii) regularly forward to the presiding non-management director copies of all correspondence that is addressed to the presiding non-management director or the non-management directors as a group or that, in the opinion of the General Counsel, is intended for the presiding non-management director or the non-management directors or that otherwise requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

How does the Board determine which directors are considered independent?

On December 4, 2003, the Board adopted its Corporate Governance Guidelines, which were amended in December 2004, March 2007 and March 2009 to reflect certain rule changes made by the NYSE and SEC relating to independence determinations and listing standards. The Corporate Governance Guidelines adopted by the Board meet the listing standards adopted by the NYSE for “controlled companies,” and the full text of the Corporate Governance Guidelines, as amended, can be found on the Investor Relations portion of the Company’s website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com.

Pursuant to the Corporate Governance Guidelines, the Board undertook its annual review of existing director and director nominee independence on March 17 and 18, 2009. During this review, the Board considered transactions and relationships between each director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company). As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the NYSE.

As a result of this review, the Board affirmatively determined that Messrs. Chirico, Dunn, Rossi and Schorr and Ms. Smith are, and that Messrs. Fuente and Stone would be if elected, independent directors, in accordance with the standards set forth in the Corporate Governance Guidelines and in accordance with independence requirements implemented by the NYSE Listing Standards.

Policy on Annual Meeting Attendance

The Board’s official policy with respect to Board attendance at the annual meeting of stockholders is that the Board strongly encourages its members to attend the Company’s annual meeting of stockholders; the Company also expects that most of its directors will attend its 2009 annual meeting. All of the then current members of the Board were in attendance at last year’s annual meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Fuente, Schorr and Stone. Neither Mr. Fuente, Mr. Schorr nor Mr. Stone has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee. Our Compensation Committee customarily has met and discussed matters relating to the compensation of our employees and key officers.

Certain Relationships and Transactions with Related Persons

Some of our stockholders who own more than 5% of a class of our common stock have registration rights to register shares of our common stock under the Securities Act of 1933. They may request that we register their shares of common stock with the SEC, and, if all conditions under our registration rights agreement are met, we must register their shares. We would be required to bear specified expenses related to those registrations.

We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack, one of which continues to operate as one of our stores. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal year 2008. The amount we are paying per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third parties for other new leases that were entered into around the same time period.

We entered into an agreement with Edward W. Stack and Richard T. Stack, dated November 12, 1992, which gives Edward W. Stack an irrevocable proxy to vote all shares of Dick’s Sporting Goods, Inc. owned (including shares acquired in the future) by Richard T. Stack. Also, on December 4, 2007, Edward W. Stack amended an option agreement entered into with his brother Martin Stack. As amended, the option is exercisable beginning December 2, 2009 and for thirty-six (36) months thereafter for up to seven hundred fifty-nine thousand eight hundred (759,800) shares of common stock. The option is exercisable at 75% of the then per share market price on the date of exercise. Market price for purposes of that agreement is defined as the mean between the high and low prices of the Company’s common stock on the national securities exchange on the day on which the option is exercised, if the common stock is then being traded on a national securities exchange, and if the common stock is then being traded on such an exchange but there are no sales on such day, the market price shall be deemed to be the mean between the high and low prices of the common stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the common stock is not then traded on such an exchange, then the market price shall be deemed to be the mean between the high and low bid and asked prices for the common stock on the over-the-counter market on the day on which the option is exercised.

On February 13, 2006, we entered into an Aircraft Sublease Agreement with Corporate Air, LLC (“Corporate Air”). Under that sublease we charter for business use an aircraft owned by EWS, LLC (“EWS”), an entity owned by Edward W. Stack. Corporate Air, an independent airline charter company, has a master lease with EWS under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter the aircraft for use by third parties. During the five (5) year sublease term, we have the right to use this aircraft on a flight available basis for one thousand five hundred (1,500) hours for travel purposes. The sublease may be terminated on certain conditions as set forth in the sublease and terminates automatically if Corporate Air no longer has the right to operate the aircraft under the master lease. Under this arrangement, we pay Corporate Air a base fee of $150,000 per month and an hourly charter rate of $1,900 per block hour of actual usage. The hourly charter rate is subject to a fuel surcharge adjustment, as set forth in the sublease. During fiscal 2008, we paid Corporate Air $2,376,186 under the sublease.

We, along with two of our subsidiaries, currently sublease one (1) store to and lease two (2) stores from Best Buy Co., Inc., where Mr. Dunn serves as President and Chief Operating Officer. Each lease was entered into pursuant to arms’ length transactions prior to Mr. Dunn’s election to our Board of Directors. The sublease was entered into in 1999 for an initial term of five (5) years, with four (4) extension options thereafter, each for an additional five (5) year term. The annual rent that Best Buy pays to us under this sublease is $201,811. The first lease was entered into by our subsidiary Galyan’s Trading Company, Inc. in 1999, for a twenty (20) year term and annual rent of $1,496,263 per year. The second lease is held through our wholly-owned subsidiary, Golf Galaxy, Inc. The lease, entered into in 2004, has a term of ten (10) years and two (2) months, and has annual rent payments of $232,498.

On February 2, 2008, Mr. Colombo stepped down as the President and Chief Operating Officer of the Company, but continued with the Company as an employee and to serve as Vice Chairman of the Board. In connection with his 2008 employment, Mr. Colombo received an aggregate salary of $150,000, and other compensation totaling $22,468, which amounts consisted of professional fees and an annual vehicle allowance. In addition, $802,753 was recognized for financial statement reporting purposes in fiscal 2008 for the fair value of stock option awards granted to Mr. Colombo while he served as President and Chief Operating Officer of the Company, in accordance with FAS 123R. All other amounts received by Mr. Colombo in 2008 were received in connection with his service as Vice Chairman, and are reflected in the Director Compensation Table on page 10 of this proxy statement.

Prior to the implementation of our related party policy, which is discussed below, the Audit Committee, through its committee charter, had the ability in its discretion to review and ratify, approve or disapprove the Company entering into any transaction between the Company or its subsidiaries and any related persons that were required to be reported under SEC Regulation S-K Item 404, or any rules or regulations issued in connection therewith. The Audit Committee reviewed and approved or ratified the transactions set forth above in accordance with the terms of its committee charter, with the exception of the retail lease agreements entered into with Best Buy, which were reviewed and approved by the full Board prior to Mr. Dunn being elected to our Board, in accordance with the Company’s related party policy. As of March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under SEC Regulation S-K Item 404 must be conducted in accordance with the terms of the Company’s related party policy, which is discussed below. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the policy.

In March of 2007, the Company’s Board approved a policy related to notification, review and approval or disapproval of related party transactions that are reportable under SEC Regulation S-K Item 404. This related party policy covers our directors, nominees, executive officers, and immediate family members of our directors, nominees and executive officers. The policy also may apply to any outside third-party company or entity in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors or immediate family members, is employed. Transactions with these outside entities will initially be reviewed by the office of General Counsel to determine if they are within the scope of the policy. We obtain information regarding potential related party transactions as part of our annual director and executive officer questionnaires.

Transactions (or series of related transactions) that would fall within the scope of the policy include those in which the amount exceeds $120,000, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is to be reviewed, and approved or disapproved by the Audit Committee (or the full Board in lieu of the Audit Committee).

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board of Directors, which is available on the Investor Relations portion of our website (www.dickssportinggoods.com), specifies that the purpose of the Committee is to assist the Board of Directors in its responsibility to:

•	oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

•	oversee the work of the Company’s financial management, the internal auditors employed by the Company and any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

•	oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls and that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls; and

•	provide an open avenue of communication between outside auditors, internal auditors and the Board.

In carrying out these responsibilities, the Audit Committee, among other things:

•	provides oversight on matters relating to its appointment and oversight of the outside auditors;

•	reviews matters concerning the appointment and oversight of the internal auditors;

•	provides oversight and review of accounting principles and practices and internal controls;

•	provides oversight and monitoring of the Company’s financial statements and audits;

•	oversees matters relating to communications with the outside auditors and management;

•	prepares an annual report to be included in the Company’s proxy statement relating to the annual report; and

•	provides oversight to the extent it deems necessary on certain other matters related to certain related party transactions.

The Audit Committee met ten (10) times during fiscal 2008. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended (AICPA, Professional Standards, Vol. 1. AV Section 380) and as adopted by the Public Accounting Oversight Board in Rule 3200T, including the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and procedures as suggested by the outside auditors, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Audit Committee has also received the written disclosures and the letter from the Company’s independent accountant, Deloitte & Touche LLP (sometimes referred to as D&T), required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has had discussions with D&T regarding their independence. The Audit Committee has also received, reviewed and discussed with D&T the report required by section 10A(k) of the Securities Exchange Act of 1934.

Taking all of these reviews and discussions into account, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the SEC.

Members of the Audit Committee

Emanuel Chirico (Chairperson)
Lawrence J. Schorr
Walter Rossi

ITEM 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For 2008, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and review of filings with the SEC and provided tax services. They are knowledgeable about our operations and accounting practices and are well qualified to act as the independent registered public accounting firm, and the Audit Committee has selected D&T as such for 2009.

Audit and Non-Audit Fees and Independent Public Accountants

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2007 and 2008, and fees billed for other services rendered by D&T for fiscal 2007 and 2008.

	Fiscal 2007	Fiscal 2008

Audit Fees	$925,188	$1,040,645
Audit-Related Fees	295,824	114,167
Tax Fees	246,510	29,164
All Other Fees	—	—

Total all Fees	$1,467,522	$1,183,976

Audit Fees.  Amounts presented for fiscal 2007 and 2008 include $323,816 and $221,076 of fees incurred in connection with review of Company compliance under the Sarbanes-Oxley Act in fiscal 2007 and 2008, respectively.

Audit-Related Fees.  Audit related fees paid in fiscal year 2007 principally include fees relating to acquisitions, procedures performed in connection with the Company’s financial statement restatement and audits of employee benefit plans. Audit related fees in fiscal 2008 principally include fees relating to procedures performed in connection with the goodwill and other intangible asset impairment charge recorded by the Company, acquisitions and audits of employee benefit plans.

Tax Fees.  Tax fees set forth for fiscal 2007 and 2008 are for tax-related services related primarily to tax compliance (including U.S. federal and state returns), tax consulting and tax planning.

The Audit Committee pre-approves the terms of all auditing services and the terms of any non-audit services which the independent registered public accounting firm is permitted to render under Section 10A(h) of the Securities Exchange Act of 1934. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member.

Representatives of D&T will be present at the Annual Meeting of stockholders to respond to questions and to make statements as they desire.

The Board of Directors unanimously recommends that the stockholders vote “For” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2009.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The full text of the Compensation Committee’s charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com).

Respectfully submitted,

Members of the Compensation Committee

David I. Fuente (Chairperson)
Lawrence J. Schorr
Larry D. Stone

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the compensation awarded to, earned by, or paid to the named executive officers (we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the “Summary Compensation Table” on page 33, as the “named executive officers”).

Role of Compensation Committee

Our Compensation Committee is responsible for reviewing the corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer (who in fiscal 2008 also held the title of President), evaluating the Chairman and Chief Executive Officer based on those goals and objectives and setting his compensation based on that performance. The Compensation Committee makes recommendations to our Board and the Chairman and Chief Executive Officer related to the compensation of other named executive officers and approves those officers’ compensation. Additionally, as it relates to all employee compensation other than his own, our Chairman and Chief Executive Officer plays a central role in establishing, reviewing and evaluating compensation matters. Because our Chairman and Chief Executive Officer is key to our business, holds a majority of the voting power of our capital stock and has been operating the Company since 1984, he plays an extremely significant role in establishing all policies at the Company, including those related to other employees’ compensation. For example, the Chairman and Chief Executive Officer makes the initial determination of annual base salary for all executive officers, in consultation with the head of Human Resources, subject to review and approval by the Compensation Committee, approves (as part of a subcommittee appointed by the Compensation Committee) individual equity awards for officers other than directors and executive officers, and makes the final determination on whether new and/or revised compensation programs will be presented by management to the Compensation Committee.

Under the rules promulgated by the New York Stock Exchange and Rule 162(m) of the Internal Revenue Code, as amended, the three members of our Compensation Committee are independent non-employee directors for purposes of establishing compensation for our named executive officers.

Objectives and Philosophy

General.  The Company’s compensation objectives and philosophy are grounded in our overall goal — which is to be the number one sports and fitness specialty retailer for all athletes and outdoor enthusiasts through the relentless improvement of everything we do. We believe that, in order to pursue and achieve that goal, we need to continue to grow our business in a very disciplined way. Because we believe that financial discipline and focus are critical elements to the Company’s overall success, we use earnings before taxes (“EBT”) as the primary metric to measure our business goals for compensation purposes.

Compensation Philosophy.  Our compensation programs are designed to attract and retain executive leaders who are results oriented, financially astute and focused on continuous performance improvement. Consequently, our compensation philosophy currently emphasizes “at risk” pay by providing for market median compensation at target performance and significant upside potential for above-target performance through our variable pay programs. The chart below provides the purpose and specific target market position for each pay element.

Pay Component	Purpose	Philosophy/Target Market Position

Base salary	Compensate the executive relative to his/her individual skills, experience, technical/functional knowledge and contributions to the Company.	Retail market median with a willingness to pay up to the 75th percentile for critical skills in key functions.(a)
Performance based annual cash bonus
•   Encourage achievement of above-target financial metrics

•   Focus efforts on continuous short-term improvement

•   Align cross-functional objectives through use of commonly utilized Company-wide metrics (e.g., EBT)
Retail market median for target performance with upside potential at or above the 75th percentile for maximum performance.(a)
Long-term stock based incentives
•   Drive behaviors that lead to long-term growth and financial success

•   Create a balance between a short-term and a long-term performance focus

•   Align executive and stockholder interests

•   Retain key executive talent

•   Provide executive ownership opportunities
Retail market median for target performance with above median discretionary awards for outstanding performance against key financial metrics.
Retirement and welfare benefits	Provide tax-deferred retirement savings opportunities and financial protection against illness, disability or death.	Competitive with the retail market. This component is part of our broad-based benefit program and available to other employees based on certain eligibility criteria.(b)
Perquisites and other additional benefits	Attraction and retention of key executive talent.	Competitive but limited use of executive perquisites.

(a)	Percentile information derived from the Hay Retail Survey, discussed below under “Benchmarking Executive Compensation”.

(b)	Health benefits such as medical, dental and vision available to our named executive officers are the same as those offered to other full-time associates, with the exception of our Chairman and Chief Executive Officer, whose medical plan contains a higher level of coverage due to the critical nature of his role. Retirement programs, as described below, are available to certain managers and high-level individual contributors.

Determining Executive Compensation

Material increases or decreases in our named executive officers’ compensation (other than our Chairman and Chief Executive Officer) are determined by our Chairman and Chief Executive Officer (through his recommendations to the Compensation Committee) and reviewed and approved by our Compensation Committee. These changes are determined based on the circumstances related to the named executive officer including individual performance, specific skills, knowledge and experience, the internal value of the position held and external market competitiveness. Overall Company performance is an intrinsic element of our variable pay programs. The annual bonus plan payout for named executive officers is based solely on Company financial metrics. Equity grants made under our 2002 Plan are inherently performance based, as the executive officer receives limited benefit from the grant unless the stock price rises after the grant date. Company performance is also a consideration in determining other aspects of compensation, including base pay increases and Company contributions to retirement programs.

Changes to our Chairman and Chief Executive Officer’s compensation are determined based on the consolidated performance of our Company and our subsidiaries. The Compensation Committee, in determining compensation amounts for the Chairman and Chief Executive Officer, also reviews and takes into consideration the aggregate historic compensation awarded to the Chairman and Chief Executive, both in terms of individual elements of compensation (including the mix of fixed versus variable pay components), as well as the aggregate value of the Chairman and Chief Executive Officer’s equity ownership in the Company.

Benchmarking Executive Compensation

The current economic downturn has and will continue to have a major impact on executive compensation. In the face of increased financial and operational challenges, the Company remains committed to a performance pay approach in determining executive officer pay. During this period of economic volatility, the challenge is to balance realistic performance expectations while at the same time preserving the incentive to focus on our core philosophy of “relentless improvement in everything we do”. In addition, it is now more critical than ever to ensure that we attract and retain the most capable and competent leaders for our Company. To achieve the appropriate balance with respect to these varying elements, the Compensation Committee considers the pay mix between base and variable compensation in setting executive officer pay to align with stockholder interests and to be flexible enough to react to changing economic conditions.

The Hay Group, a nationally known consulting company with a strong emphasis in the retail sector, was originally engaged by the Company’s management in the fall of 2007 to conduct a comprehensive market analysis for use in evaluating and establishing executive compensation. In 2008 management engaged the Hay Group to assist in developing a comprehensive review of our executive officer total direct compensation. This data was utilized by our Chairman and Chief Executive Officer to assist him in developing recommendations to the Compensation Committee regarding executive officer compensation. Each direct pay component utilized by the Company was analyzed using the Hay Group 2008 Retail Industry Total Remuneration Report (referred to in this proxy statement as the “Hay Retail Survey”), which includes 97 companies and provides data by job title (controlling for differences in responsibility and revenue). The Hay Group provides no other services to the Company and the Compensation Committee believes the work performed by The Hay Group for management does not in any way impact the independence of the Compensation Committee members.

In addition, at the request of the Compensation Committee, management in 2008 utilized the Hay Group to conduct a review of the direct compensation components for our named executive officers against a benchmark retail group, which we refer to as the “Peer Analysis”. The Peer Analysis focused on base pay, annual bonus and stock-based compensation. The Compensation Committee approved the establishment of an “Executive Compensation Retail Peer Group” using the following general criteria for purposes of conducting the Peer Analysis:

•	publicly held specialty retailers;

•	retailers with revenues generally up to double the annual revenues of the Company;

•	retailers with comparable financial metrics that consider both short and longer-term performance such as Market Capitalization, Sales, Return on Invested Capital and Total Shareholder Return; and

•	companies with which we compete for executive talent.

The decision to include companies with up to double annual revenues of the Company aligns with the aspirational nature of our growth strategy, thereby reflecting the appropriate recruitment universe from which we desire to attract executive officer talent to support that strategy. Additionally, the broader criteria ensures a sufficient number of companies are included in our peer group to provide meaningful benchmarks. Since the current economic conditions have affected most, if not all, of these companies in a similar manner, the Compensation

Committee believes the peer group continues to represent a proper benchmark for our executive officer compensation.

This peer group will be reviewed periodically by the Compensation Committee and may change from time to time based on each retailer’s continued relevance to the Company’s current or future business model, as well as the competitive environment for executive talent. At its December 2008 meeting, the Compensation Committee reviewed the peer group against updated financial and operational metrics and determined that no revisions were required at that time. The peer group is comprised of the following companies:

• Abercrombie and Fitch Co.	• Charming Shoppes, Inc.
• Advance Auto Parts, Inc.	• Dollar Tree Stores, Inc.
• American Eagle Outfitters, Inc.	• Foot Locker, Inc.
• AutoZone, Inc.	• GameStop, Corp.
• Barnes and Noble, Inc.	• Collective Brands, Inc.
• Bed Bath and Beyond Inc.	• PetSmart, Inc.
• Big Lots, Inc.	• Ross Stores, Inc.
• Borders Group, Inc.	• Williams-Sonoma, Inc.
• Cabela’s Incorporated

Compensation Program Design

The Compensation Committee, in consultation with our Chairman and Chief Executive Officer, has designed our executive compensation program to reward the achievement of specific annual Company financial metrics and to align executives’ interests with those of our stockholders by rewarding performance that increases stockholder value. To that end, our plans emphasize variable, performance-based pay.

Historically, we have not had a rigid policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee, in consultation with our Chairman and Chief Executive Officer, has maintained the flexibility to reallocate between these variables as circumstances dictate. Set forth below is a table for fiscal year 2008 that shows the percentage of compensation for each of our named executive officers that is considered to be “at risk”, as compared to the percentages reflected in the Hay Retail Survey and our Peer Group. Percentages used in this table reflect 2008 base pay, 2007 bonus paid in 2008 and the value of the 2008 annual equity grant. The value of equity is derived using the fair market value of the stock on March 26, 2008, the date before the grant was approved and a Black Scholes factor (excluding expected forfeiture rates). The above valuation methodology was used to ensure the appropriate comparison with market data.

			2008
	2008 At Risk		Executive
	Pay as a % of		Compensation
	Total Direct	2008 Hay	Retail Peer
Position(1)	Compensation	Retail Survey	Group

Chairman, Chief Executive Officer and President	86.4%	76.5%	75.4%
Executive Vice President, Finance, Administration and Chief Financial Officer	65.9%	55.3%	68.6%
Executive Vice President and Chief Operating Officer	66.0%	36.3%	61.0%
Executive Vice President and Chief Merchandising Officer	70.2%	33.5%	66.8%
Executive Vice President and Chief Marketing Officer	69.5%	52.1%	68.5%

(1)	Randall K. Zanatta, President and Chief Executive Officer- Golf Galaxy, stepped down from his position in July 2008, and as such is not included herein; for details regarding Mr. Zanatta’s departure, see page 43 of this proxy statement.

Although the overall percentage of at-risk pay is high, the components that make up this portion of our executive officer compensation package are designed to mitigate excessive risk taking by emphasizing long-term compensation and financial performance metrics correlated with stockholder value. For example, the annual bonus plan consists of solid foundational metrics that focus not just on sales, but on profitable sales. Also, our equity plan allows for the issuance of a balance of both stock options and restricted stock; the inclusion of restricted stock with a three-year cliff vesting period shifts the emphasis from short-term results and decisions, while the use of stock options helps us to maintain a strong focus on long-term improvement. The combination of strong profit orientation in the short-term bonus plan and the balanced equity program design encourages our executive officers to make thoughtful, sound business decisions that support the Company’s growth strategy while at the same time protecting stockholder interests.

Compensation Components

Consistent with the goals discussed above, the Company’s compensation program for executives consists of these elements:

Base Salary.  Base salaries for our named executive officers, other than the Chairman and Chief Executive Officer, including any annual or other adjustments, are based upon recommendations provided by our Chairman and Chief Executive Officer, taking into account a qualitative assessment of the nature of the position, overall Company performance, the contributions and experience of the officer and external market competitiveness.

Fiscal Year 2008.   The base salaries paid to our named executive officers for fiscal 2006, 2007 and 2008 are set forth in the “Summary Compensation Table” located on page 33 of the proxy statement.

Fiscal Year 2009.   During the Compensation Committee’s meeting in March 2009, salary recommendations for the named executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed and discussed by the Compensation Committee and determined for fiscal year 2009 as follows:

Position	2009 Base Salary

Chairman and Chief Executive Officer(1)	$700,000
Executive Vice President, Finance, Administration, Chief Financial Officer and Treasurer(2)	$500,000
President and Chief Operating Officer(3)	$675,000
Executive Vice President and Chief Merchandising Officer	$643,750
Executive Vice President and Chief Marketing Officer	$450,000

(1)	During fiscal 2008, Mr. Stack also carried the title of President.

(2)	Beginning in fiscal 2009, Mr. Kullman has added the title of Treasurer to his existing position as Executive Vice President, Finance, Administration and Chief Financial Officer.

(3)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

With the exception of a base salary adjustment awarded to Mr. Schmidt as a result of his promotion to President and Chief Operating Officer, all other named executive officer 2009 base pay increases were postponed. In making this determination, the Compensation Committee considered the current economic conditions within the retail industry, each named executive officer’s total pay position within the retail market and the proposed pay mix including the actual incentive payout and long-term equity grant value. The Compensation Committee will re-evaluate business conditions later in the fiscal year, and revisit the question of whether to award base salary adjustments based on such evaluation.

Based on information derived from the Hay Retail Study, as compared to certain other companies reviewed by the Hay Group, our 2009 base salaries placed our Chief Executive Officer in the 25th percentile on a comparative basis, our Chief Financial Officer in the 25th percentile, our President and Chief Operating Officer in the 25th percentile, our Chief Merchandising Officer in the 50th percentile and our Chief Marketing Officer in the 75th percentile. The relatively low ranking on a percentile basis demonstrates the Company’s philosophy of maintaining a lower percentage of total compensation attributable to base pay, with a higher percentage of total compensation based on variable pay elements, so as to keep the Company’s named executive officers focused on continual improvement of the Company’s performance, which is expected to ultimately benefit the Company’s stockholders as well. However, at the same time the Company recognizes the need to provide higher base pay amounts for those positions that are most crucial to the success of a retail company. After reviewing the competitive market and peer group data along with the total compensation of the named executive officers, the Compensation Committee believes the base salaries above reflect appropriate levels of base pay.

Annual Bonus.  Under our annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals as recommended by the Chairman and Chief Executive Officer and approved by the Compensation Committee.

Fiscal Year 2008.  The Company’s annual incentive bonus opportunities applicable to the named executive officers for fiscal year 2008 were established using the following position-specific Company metrics (the “2008 Metrics”):

	Consolidated	Dick’s	Dick’s
Position(1)	EBT(2)	EBT	Sales

Chairman, Chief Executive Officer and President(3)	100%
Executive Vice President, Finance, Administration and Chief Financial Officer		80%	20%
Executive Vice President and Chief Operating Officer(4)		80%	20%
Executive Vice President and Chief Merchandising Officer		80%	20%
Executive Vice President and Chief Marketing Officer		80%	20%

(1)	Randall K. Zanatta, President and Chief Executive Officer- Golf Galaxy, stepped down from his position in July 2008, and as such is not included herein; for details regarding Mr. Zanatta’s departure, see page 43 of this proxy statement.

(2)	Metric is determined as Earnings Before Taxes for the Company and its wholly-owned subsidiaries.

(3)	During fiscal 2008, Mr. Stack also carried the title of President.

(4)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

After the 2008 Metrics were established for each named executive officer (whether consisting of one metric or a combination of metrics), the Company established the various percentage levels for the 2008 Metrics at which bonus payments may be paid, whether at the minimum, threshold, target or maximum percentage amounts. These percentage levels were established based on percent change from fiscal year 2007 results for the applicable Metrics set forth above (consolidated EBT, Dick’s Sporting Goods EBT and Dick’s Sporting Goods sales). The Compensation Committee set the minimum, threshold, target and maximum levels for the 2008 Metrics such that the relative difficulty of achieving the target level is consistent from year to year.

A specified percentage of the named executive officer’s annual salary is used to determine the actual bonus amount to be paid. For fiscal 2008, four (4) separate levels of performance were established: (i) a minimum level of performance below which no bonus award is paid; (ii) a threshold level of performance; (iii) a target level of performance; and (iv) a maximum level of performance above which no additional bonus would be paid. The minimum level of performance was a special addition for 2008, and was added by the Compensation Committee in anticipation of the unique level of economic volatility that would likely occur in 2008, and was established in recognition of the importance of maintaining the pay for performance nature of the bonus program, while at the same time preserving its incentive and retentive characteristics. The following sets forth the specific bonus percentages payable for fiscal 2008 for our named executive officers:

Position(1)	Minimum	Threshold	Target	Maximum

Chairman, Chief Executive Officer and President(2)	80%	160%	200%	400%
Executive Vice President, Finance, Administration and Chief Financial Officer	30%	60%	75%	150%
Executive Vice President and Chief Operating Officer(3)	30%	60%	75%	150%
Executive Vice President and Chief Merchandising Officer	30%	60%	75%	150%
Executive Vice President and Chief Marketing Officer	30%	60%	75%	150%

(1)	Randall K. Zanatta, President and Chief Executive Officer- Golf Galaxy, stepped down from his position in July 2008, and as such is not included herein; for details regarding Mr. Zanatta’s departure, see page 43 of this proxy statement.

(2)	During fiscal 2008, Mr. Stack also carried the title of President.

(3)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

Each of the “categories” for the applicable 2008 Metric (i.e. Minimum, Threshold, Target and Maximum) has a correlative relationship with the levels of specific bonus percentages that are payable; that is, the Compensation Committee looks at the percentage of the applicable 2008 Metrics that the Company achieved during the 2008 fiscal year to determine the actual payment amount. For example, if the “Threshold” 2008 Metric was achieved, then the payment amount owed would equal the corresponding “Threshold” percentage for the named executive officer, based on the 2008 base salary amount. These amounts are determined on a “sliding scale”, such that if the 2008 Metric achieved is between the Threshold and Target amount, then the corresponding percentage bonus payable would be a corresponding percentage amount between the Threshold and Target percentages.

As a result of the Company’s fiscal 2008 operating results, and in connection with our 2008 bonus program, we paid Mr. Stack, Mr. Kullman, Mr. Schmidt, Ms. Manto and Mr. Hennion cash bonuses of $0, $172,059, $215,074, $221,278 and $154,853 respectively. The chart below summarizes the relationship between actual performance against target and payouts to our named executive officers.

	2008	Target Payout	Actual Payout	Actual
	Bonus	as a Percent of	as a Percent of	Performance
Position(1)	Received	Base Salary	Base Salary	Percent(2)

Chairman, Chief Executive Officer and President(3)	—	200%	—	30.1%
Executive Vice President, Finance, Administration and Chief Financial Officer	$172,059	75%	34.4%	45.9%
Executive Vice President and Chief Operating Officer(4)	$215,074	75%	34.4%	45.9%
Executive Vice President and Chief Merchandising Officer	$221,278	75%	34.4%	45.9%
Executive Vice President and Chief Marketing Officer	$154,853	75%	34.4%	45.9%

(1)	Randall K. Zanatta, President and Chief Executive Officer- Golf Galaxy, stepped down from his position in July 2008, and as such is not included herein; for details regarding Mr. Zanatta’s departure, see page 43 of this proxy statement.

(2)	Actual performance is a weighted average for all named executive officers except the Chairman, Chief Executive Officer and President, and is based 80% on Dick’s EBT and 20% on Dick’s Sales. If actual performance was separated out by component, the percentages would be 43.6% and 55% respectively.

(3)	During fiscal 2008, Mr. Stack also carried the title of President.

(4)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

Each of the bonus payments are generally made for the most recently completed fiscal year (assuming the performance levels have been met) as soon as administratively practical after the bonus amounts are determined and the Compensation Committee has taken the action required under Section 162(m) of the Internal Revenue Code. The Compensation Committee has retained the right to pay bonuses outside of the Company’s 2002 Plan and that do not qualify and are not deductible by the Company as compensation under Section 162(m) of the Internal Revenue Code because the requirements of Section 162(m) have not been met. Over the past three (3) years, we have achieved at or near the maximum performance level twice.

Fiscal Year 2009

For 2009, the bonus metrics for our named executive officers will be based solely on Consolidated Earnings Before Taxes (Consolidated EBT). The return to Consolidated EBT aligns with the elimination of a separate management structure for Golf Galaxy and the movement to a shared services management model. Additionally, using a single Company-wide metric encourages management to focus on profitable sales, appropriate expense control and cross-functional operational efficiencies in a holistic manner.

The Compensation Committee recognizes the continued economic challenges facing our industry and believes it is especially important during these times to provide a short-term incentive plan that encourages and rewards performance results relative to macro-economic conditions. Consequently, the additional minimum payout opportunity was retained for the 2009 plan year. The Company has established the percentage levels for 2009 Consolidated EBT metric at which bonus payments may be paid, whether at the minimum, threshold, target or maximum percentage amounts. These levels were established based on the midpoint of the expected EBT range for 2009. While this represents a reduction from 2008 actual results, the Compensation Committee believes a significant effort will be required to achieve this performance. The maximum payout performance level aligns with 2008 actual EBT performance which is well above the expected 2009 EBT range maximum. In setting this stretch performance level, the Compensation Committee intended to align extraordinary performance with maximum payouts as well as support shareholder interests within the context of the current unique economic environment. The following table sets forth the applicable target amounts for our 2009 Consolidated EBT metric:

	Minimum	Threshold	Target	Maximum

Consolidated EBT	$138,955,000	$156,325,000	$173,694,000	$228,645,000

The following sets forth the levels of bonus percentages payable for fiscal 2009 for our named executive officers:

Position	Minimum	Threshold	Target	Maximum

Chairman and Chief Executive Officer	80%	160%	200%	400%
Executive Vice President, Finance, Administration, Chief Financial Officer and Treasurer(1)	30%	60%	75%	150%
President and Chief Operating Officer(2)	30%	60%	75%	150%
Executive Vice President and Chief Merchandising Officer	30%	60%	75%	150%
Executive Vice President and Chief Marketing Officer	30%	60%	75%	150%

(1)	In fiscal 2009, Mr. Kullman also assumed the title of Treasurer.

(2)	As of February 1, 2009, Mr. Schmidt assumed the role of President, in addition to Chief Operating Officer.

Each of the “levels” set forth above for Consolidated EBT (i.e. Minimum, Threshold, Target and Maximum) has a correlative relationship with the levels of specific bonus percentages that are payable; that is, the Compensation Committee looks at the percentage of the applicable Consolidated EBT metric that the Company achieves during the 2009 fiscal year to determine the actual payment amount. These amounts are determined on a “sliding scale”, such that if the metric amount achieved is between two of the performance levels, then the corresponding percentage bonus payable would be a corresponding percentage amount between those performance levels.

In accordance with the requirements of Section 162(m) of the Internal Revenue Code and our 2002 Plan, each of these levels for fiscal 2009 was established by the Compensation Committee prior to the end of the first quarter of that fiscal year.

Stock Options.  Our 2002 Plan is designed to create a link between the creation of stockholder value and long-term incentive compensation, provide our employees an opportunity for increased equity ownership and attract and retain associates who are focused on long-term performance. During fiscal 2008, the Compensation Committee operated under guidelines for stock option grants which are generally applicable to all eligible employees. Under these guidelines, stock option grants are generally made on an annual basis to specified categories of employees in amounts that take into account such factors as Company performance, total stockholder return, share usage and stockholder dilution as well as market competitiveness. Special grants may also be authorized by the Compensation Committee outside of the annual-grant framework for new hires and promotions, to recognize exceptional performance or for retention purposes. Beginning in 2008, the Compensation Committee delegated authority to a subcommittee consisting of the Chairman and Chief Executive Officer, Executive Vice President, Finance, Administration and Chief Financial Officer and Senior Vice President, Human Resources to approve stock option grants and grants of restricted stock to non-executive officers for promotions, new hires and special retention purposes during interim periods between meetings of the Compensation Committee. The Compensation Committee is apprised of these interim grants, and records of all such grants are included in the Compensation Committee minute book.

Generally, all decisions to grant equity awards to our named executive officers are in the sole discretion of the Compensation Committee and, except for grants to the Chairman and Chief Executive Officer, are based upon recommendations provided by the Chief Executive Officer. Historically, annual awards of stock options to named executive officers have been made at a regularly scheduled Compensation Committee meeting during the spring of each year. The exercise price of stock option grants is determined by reference to the closing price of our common stock on the last trading day prior to the date of the grant or the date of the grant depending on the timing of the Compensation Committee meeting during which the grants are approved. Grants of stock options to newly hired named executive officers who are eligible to receive them have been made at special Compensation Committee meetings, in connection with Board meetings or by unanimous written consent. We do not have equity or other security ownership requirements or guidelines applicable to our named executive officers nor do we have any Company policies regarding hedging the economic risk of such ownership.

Beginning in fiscal 2008, the Company revised the structure of its annual equity awards by introducing a restricted stock component to the annual grants. Specifically, the Company’s annual grant of equity awards for vice presidents and above (including executive officers) was bifurcated, such that 40% of the total value of the grant consisted of restricted stock, the terms of which are discussed below, with the remaining 60% awarded in a stock option. The 2008 annual equity grant for non-employee directors, non-executive directors and other equity eligible associates consisted entirely of shares of restricted stock. Outside of the annual grant made to the named executive officers in March of 2008, the Company also granted promotional stock option awards in March of 2008 to Mr. Kullman in connection with his promotion to Executive Vice President, Finance, Administration and Chief Financial Officer from Senior Vice President and Chief Financial Officer and Mr. Hennion in connection with his promotion to Executive Vice President and Chief Marketing Officer from Senior Vice President and Chief Marketing Officer. See “Grants of Plan-Based Awards” table located on page 35 of the proxy statement for additional details on these grants.

Fiscal year 2008 equity awards (including both stock option and restricted stock components) granted to our named executive officers were generally between the 50th and 75th percentile of the Hay Retail Survey with the exception of the Chairman and Chief Executive Officer, whose equity award is below the 25th percentile. When compared against our peer group, equity awards were generally between the 25th and 50th percentile. This is consistent with our compensation philosophy, which provides for above median awards only for outstanding Company performance. See the “Grants of Plan-Based Awards” table located on page 35 of the proxy statement for specific details on the 2008 grants.

Stock options granted under the 2002 Plan historically have a ten (10) year maximum term from the date of grant, or earlier upon employment termination, death or disability. Commencing in fiscal year 2008, the maximum term for annual stock option grants was reduced to seven (7) years, pursuant to the terms of the individual award agreements. Historically, most options have vested over four (4) years, but in some instances options for new hires have vested over a three (3) year period as a result of negotiations with the new hire and in some cases cliff vest at the end of certain periods. Vesting ceases upon termination of employment, unless a specific agreement provides otherwise. Options that have vested are generally exercisable for no more than ninety (90) days (and options issued under our prior 1992 Stock Option Plan may be exercisable for no more than thirty (30) days) following termination, except in the case of death or disability, in which case vested options are exercisable for twelve (12) months (ninety (90) days for options issued under our prior 1992 Stock Option Plan), but in no event can an option be exercised following its expiration date. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. All options granted to our named executive officers are made with exercise prices equal to the fair market value of the Company’s common stock in accordance with the plan under which they are granted.

Restricted Stock.  Beginning in fiscal year 2008, the Compensation Committee approved the use of restricted stock for the annual grant as well as the new hire, promotion and retention grant programs. Prior to 2008, the only issuances of restricted stock by the Company were to certain employees of Golf Galaxy, including Randall Zanatta, in connection with the Company’s acquisition of Golf Galaxy. These annual restricted stock grants generally become 100% vested on the third anniversary of the grant date, and were subject to forfeiture if the recipient failed to remain employed by the Company, or its subsidiary, during the vesting period. See page 43 of the proxy statement for additional detail regarding the treatment of restricted stock grants made to Mr. Zanatta, who left employment with the Company in July 2008. For 2008, the restricted stock component constituted 40% of the total value of the grant with the remaining 60% in stock options for vice presidents and above (including executive officers), and 100% of the total value of the grant for non-employee directors, non-executive directors and other equity eligible associates. We believe that the greater use of restricted stock enhances the retention aspect of our equity program, more strongly encourages a long-term focus in our executives and assists in reducing share usage and stockholder dilution.

The 2009 equity grant reflects a number of considerations resulting from the current volatile economic environment including:

•	an increased emphasis on at risk pay as a percent of total compensation to encourage continued attention to both short-term and long-term results improvement;

•	an increased focus on individual performance and contributions in achieving our business objectives;

•	maintaining a competitive compensation package for our executive officers in a year where base pay may see little to no increase and bonus payouts are greatly reduced;

•	the decreased retentive value of historical stock option grants; and

•	reduction in the overall value of the annual grant resulting from continued expense management and dilution reduction efforts.

The 2009 target equity grant is generally at 2008 share levels. However, individual grant awards incorporate the considerations listed above, and may be higher or lower than the target grant level. With respect to the annual grant, final equity awards for our named executive officers represent a reduction in value ranging from 7% to 38%. In light of the overall reduction in value of our named executive officers’ total compensation as well as the decreased retentive value of their historic stock option grants, a special Long-Term Retention Grant was awarded to each executive officer in the form of stock options that vest 100% on the fourth anniversary of the grant date (“cliff vest”). The use of stock options, which are inherently performance-based, combined with a four-year cliff vesting period, provides a strong incentive to our named executive officers to achieve sustainable long-term results for our stockholders.

Retirement and Other Benefits.  The Company’s retirement savings plan, established pursuant to Section 401(k) of the Internal Revenue Code, covers all salaried employees (including executive officers) and certain hourly employees. Under the terms of the retirement savings plan, the Company provides a discretionary matching contribution which has typically been paid out at 50% of each participant’s contribution up to 10% of the participant’s compensation. The participant must be an active employee on December 31st of the plan year to receive that year’s matching contribution. All Company contributions to the savings plan vest over a five (5) year period, at 20% per year of service. The Compensation Committee approves this match annually.

Supplemental Smart Savings Plan.  The Company’s Supplemental Smart Savings Plan, which became effective July 2006, allowed certain members of management to annually defer up to 15% of their compensation (defined as base salary, quarterly bonus compensation and annual incentive bonus payments), and could elect to receive distributions from the Supplemental Smart Savings Plan on the earlier of (i) a specific date which occurs no earlier than the second plan year following the plan year in which deferrals designated for distribution were credited or the date the employee’s employment is terminated for any reason, or (ii) the date the employee’s employment is terminated for any reason. The form of distribution could, at the executive’s election, be paid in a single lump sum payment, or monthly, quarterly, semi-annual or annual installments, with any installment term between two (2) and fifteen (15) years.

We implemented the Supplemental Smart Savings Plan because certain members of management had historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules. The Supplemental Smart Savings Plan was amended in December 2006 to exclude executive officers from being eligible to participate in the Supplemental Smart Savings Plan.

Under the current Supplemental Smart Savings Plan, the Company provides a matching contribution of 50% of each participant’s contributions up to 7%. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Supplemental Smart Savings Plan.

Officers’ Supplemental Savings Plan.  On March 21, 2007, our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, a voluntary nonqualified deferred compensation plan, effective April 1, 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives and promoting in our key executives increased efficiency and an interest in the successful operation of the Company. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. These executives are being afforded the opportunity to participate in the Officers’ Plan because, as discussed above, they are no longer eligible to participate in our Supplemental Smart Savings Plan.

Under the Officers’ Plan, eligible participants have the opportunity to defer up to 25% of their base salary and up to 100% of their annual bonus, with such deferred amounts being allocated under the Officers’ Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five (5) years of plan participation, or upon a participant’s death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments with any installment term between two (2) and twenty (20) years, or a combination of the two options. Vested matching contributions may be distributed only after a participant reaches age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).

Under the Officers’ Plan, we are required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the fiscal year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. We also have the ability to make a discretionary matching contribution as we, through our Board, may determine from time to time. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan. We may at any time direct the Officers’ Plan’s administrator to amend or terminate the Officers’ Plan, except that no amendment or termination may reduce a participant’s account balance. For additional information regarding matching amounts received by our named executive officers see the “Nonqualified Deferred Compensation” table set forth on page 41 of our proxy statement.

Employee Stock Purchase Plan.  The Company has an employee stock purchase plan, which provides that eligible employees (including named executive officers) may purchase shares of our common stock at a discount. There are two offering periods in a fiscal year, one ending on June 30th and the other on December 31st, or as otherwise determined by the Company’s Compensation Committee. The employee’s purchase price is 85% of the lesser of the fair market value of the stock on the first business day or the last business day of the semi-annual offering period. Employees may purchase shares having a fair market value of up to $25,000 for all purchases ending within the same calendar year. Our Chairman and Chief Executive Officer is not eligible to participate in the Employee Stock Purchase Plan because he owns more than 5% of our voting stock. In an effort to control costs, the Company has decided to suspend indefinitely the Employee Stock Purchase Plan starting with the July 1, 2009 purchase period.

Life Insurance.  We pay the insurance premiums on life insurance policies for the benefit of our Chairman and Chief Executive Officer. The beneficiaries under each policy is the executive’s spouse, a personal beneficiary chosen by the Chairman and Chief Executive Officer (and prior to death he may receive the cash surrender value of the policy), and the Company, respectively. Attributed costs of the personal benefits described above for our Chairman and Chief Executive Officer for the fiscal year ended January 31, 2009, are included in column (i) of the “Summary Compensation Table” on page 33 of this proxy statement.

Perquisites and Other Personal Benefits.  The Company provides named executive officers with perquisites and other personal benefits that our Chairman and Chief Executive Officer and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain our executive talent for key positions. Certain named executive officers may be provided with use of automobiles leased by the Company and in certain instances tax preparation service, reimbursement for certain club dues, personal use of Company owned or leased aircraft in accordance with our aircraft policy, the use of administrative assistant services for personal matters and the personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged. Attributed costs of these benefits described above for the named executive officers for the fiscal year ended January 31, 2009, are included in column (i) of the “Summary Compensation Table” and the related footnotes to the column on page 33 of this proxy statement.

Written Employment Arrangements.  We historically have not entered into employment agreements with our named executive officers. Except for certain officers of Golf Galaxy, Inc. (which we acquired in February 2007) who had employment agreements in place prior to our acquisition of Golf Galaxy, and with whom we negotiated continuing employment agreements in connection with the acquisition, and in some limited instances for new hires, we have generally only provided our executive officers with limited severance payments upon termination of employment. In most cases, upon the termination of a named executive officer’s employment by us we are only obligated to pay to that named executive officer an amount equal to the greater of (i) four (4) weeks of pay at the named executive officer’s base salary or (ii) one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the named executive officer’s termination. No severance payment is payable to the named executive officer if the named executive officer voluntarily terminates employment with us, retires or is terminated due to “cause” (as defined in the agreement), death, or permanent disability. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Aside from the employment agreements discussed in this proxy statement, the Company does not have any arrangements in place with the named executive officers that would provide severance payments to them upon a change-in-control.

In some instances in connection with the negotiation of new hires we have entered into offer letters with our executive officers which have provided them written assurances of additional elements of compensation as they join our Company. In November 2005, the Company agreed to terms of employment with Gwen Manto, our Executive Vice President and Chief Merchandising Officer. Under her offer letter, Ms. Manto received an initial gross annual salary of $600,000, and is eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000, which was required to be refunded if her employment was voluntarily terminated within one (1) year of starting employment, and an initial stock option grant of 150,000 shares of common stock, which cliff vested in January 2009. The Company also paid to Ms. Manto the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck and Company.

In February 2007, we acquired Golf Galaxy as our wholly-owned subsidiary. Following our acquisition of Golf Galaxy, Randall K. Zanatta, Golf Galaxy’s President and Chief Executive Officer, continued to serve in that capacity until July 2008. Because Mr. Zanatta previously had an employment agreement in place with Golf Galaxy, we negotiated and entered into an employment agreement with him, which was based on his pre-merger agreement with Golf Galaxy, for a term of three (3) years. Under the terms of his employment agreement, Mr. Zanatta received a base salary, specified benefits, certain stock option and restricted stock grants discussed below, and was eligible to receive annual bonuses, based primarily on the performance of Golf Galaxy but also the performance of overall Company goals. Mr. Zanatta was entitled to severance if terminated without cause (as defined in the employment agreement), and was subject to certain non-compete and non-solicitation covenants set forth in the employment agreement.

In connection with his employment, Mr. Zanatta received a one-time special option exercisable for 330,000 shares of our common stock, which, subject to vesting, is exercisable at any time prior to February 13, 2012 or for such longer period as is prescribed by our 2002 Plan, if still employed by Golf Galaxy. Additionally, Mr. Zanatta received 150,000 shares of our restricted common stock, which, if employed by the Company on February 13, 2010, would, with respect to half of the shares, vest automatically, and would, with respect to the other half of the shares, vest if certain performance targets were achieved. This employment arrangement, including the elements of severance in the agreement, arose out of the assumption of Mr. Zanatta’s employment agreement with Golf Galaxy that existed prior to our acquisition of Golf Galaxy and as a result of negotiations between us and Mr. Zanatta. The performance targets for Mr. Zanatta’s performance-based restricted stock award were a result of negotiations with Mr. Zanatta. Those criteria are based on Golf Galaxy and Company earnings metrics and savings and synergies achievement. We believe that these targets represent goals developed as the result of arms’ length negotiations and as such are difficult to reach.

Effective July 18, 2008, Mr. Zanatta stepped down from his position with Golf Galaxy. Pursuant to and subject to the non-revocation of an Agreement and General Release dated June 26, 2008, Golf Galaxy and the Company agreed to pay Mr. Zanatta certain benefits upon his departure, including a lump sum payment equal to $798,750, eligibility for additional incentive bonus payments for the 2008 fiscal year (if and to the extent the specified performance targets were actually achieved), and a payment in lieu of or the continuation of certain health, welfare and employee benefits for two (2) years. Additionally, the stock option granted to Mr. Zanatta exercisable for up to 330,000 shares and all stock options previously granted to Mr. Zanatta that were exercisable for Golf Galaxy common stock (which were converted to options exercisable for Company’s common stock as a result of the acquisition of Golf Galaxy by the Company) fully vested. The 75,000 shares of restricted common stock granted to Mr. Zanatta that were to vest based only on the passage of time fully vested. Mr. Zanatta forfeited any rights to the additional 75,000 shares of restricted common stock granted to him that were to vest based on the attainment of certain performance metrics, as well as any other unvested stock options or restricted shares previously granted by the Company.

See the disclosure provided in the “Summary Compensation Table” located on page 33 of the proxy statement and page 43 of the proxy statement for additional information regarding the severance paid to Mr. Zanatta upon his departure from the Company.

In February 2007, we agreed to employment terms with Mr. Kullman, who joined the Company in April 2007. The offer letter provided to Mr. Kullman indicated that he would receive an initial gross annual salary of $450,000, and be eligible to participate in the Company’s discretionary management incentive plan with an initial target payout of 37.5% of base pay. Mr. Kullman also received an initial stock option grant exercisable for 100,000 shares, which vests at 25% per year starting on the first anniversary of the grant, and an option grant exercisable for 50,000 shares, which vests in its entirety on the fourth anniversary of the date of grant. Mr. Kullman is also eligible to participate in the full range of benefits and 401(k) plans offered to other Company officers. In February 2008, Mr. Kullman was promoted to Executive Vice President, Finance, Administration and Chief Financial Officer, as a result of which his base salary was increased to $500,000 and his 2008 management incentive plan target increased to 75% of salary. In March 2008 he also received a promotional stock option grant exercisable for 37,500 shares which vests at 25% per year starting on the first anniversary of the grant. Effective February 1, 2009, Mr. Kullman also assumed the title of Treasurer.

Effective February 2, 2008, William J. Colombo assumed the role of Vice Chairman of the Company’s Board of Directors and stepped down as the Company’s President and Chief Operating Officer. In addition to serving as Vice Chairman of the Company’s Board, Mr. Colombo has agreed to continue as an employee of the Company, to provide assistance with respect to various projects as requested by our Chairman and Chief Executive Officer, and receives compensation in connection with such employment, as disclosed on page 16 of the proxy statement.

Effective February 1, 2009, Joseph H. Schmidt assumed the title of President of the Company, in addition to his role as Chief Operating Officer, which he has held since February 2008. On February 25, 2008, Diane Lazzaris began employment with the Company as Senior Vice President-Legal, General Counsel and Corporate Secretary, and on April 8, 2007 Kathryn Sutter was promoted to Senior Vice President- Human Resources, and was designated as an executive officer of the Company in December of 2008. Mr. Schmidt, Ms. Lazzaris and Ms. Sutter are included as executive officers of the Company. Effective April 13, 2009, Ms. Manto left as Executive Vice President and Chief Merchandising Officer, as reported on the Form 8-K filed by the Company on April 14, 2009.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer, chief financial officer and three (3) other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee expressly reserves the authority to approve non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

In connection with the departure of Mr. Zanatta, the actual severance payment amount received by Mr. Zanatta was less than the amounts set forth below, as a result of tax witholding amounts calculated in connection with the vesting of certain equity awards and the application of Section 280G and 4999 of the Internal Revenue Code.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Summary Compensation Table

The following table discloses the compensation for Edward W. Stack, the principal executive officer of the Company, Timothy E. Kullman, the principal financial officer of the Company, the other three (3) most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers at the fiscal year ended January 31, 2009 and whose total annual compensation (excluding items described in column (h) below) exceeded $100,000 and Randall K. Zanatta, an individual for whom disclosure would have been provided hereunder but for the fact that Mr. Zanatta was not serving as an executive officer as of January 31, 2009 (collectively the “named executive officers”).

									Change in
									Pension Value
									and
									Nonqualified
								Non-Equity	Deferred
				Stock		Option		Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards		Awards		Compensation	Earnings	Compensation		Total
Principal Position	Year	($)(1)	($)	($)(2)		($)(2)		($)(3)	($)	($)(4)		($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)		(j)

Edward W. Stack,	2006	$662,500	—	—		$7,739,441		$2,650,000	—	$93,165		$11,145,106
Chairman, Chief Executive	2007	$698,077	—	—		$5,687,220		$2,792,308	—	$323,648		$9,501,253
Officer and President(5)	2008	$700,000	—	$187,381		$2,178,252		—	—	$305,556	(6)	$3,371,189
Timothy E. Kullman,	2007	$372,115	—	—		$371,612		$279,087	—	$256,851		$1,279,665
Executive Vice President Finance, Administration and Chief Financial Officer	2008	$500,000	—	$27,964		$544,119		$172,059	—	—		$1,244,142
Joseph H. Schmidt,	2008	$625,000	—	$69,914		$570,056		$215,074	—	—		$1,480,044
Executive Vice President of Operations and Chief Operating Officer(7)
Gwen K. Manto,	2006	$611,538	—	—		$625,037		$917,307	—	$599,626		$2,753,508
Executive Vice President	2007	$624,038	—	—		$956,610		$831,097	—	$222,627		$2,634,372
and Chief Merchandising officer	2008	$643,029	—	$69,914		$1,068,260		$221,278	—	$57,822	(8)	$2,060,303
Jeffrey R. Hennion,	2008	$450,000	—	$22,008		$463,914		$154,853	—	$17,864	(9)	$1,108,639
Executive Vice President and Chief Marketing Officer
Randall K. Zanatta,	2007	$362,596	—	—		$2,112,741		$131,935	—	$11,098		$2,618,370
President and Chief Executive Officer — Golf Galaxy(10)	2008	$225,860		$616,173	(11)	$748,304	(12)	—	—	$805,723	(13)	$2,396,060

(1)	Salary amounts reflect payments earned during fiscal 2006, which represented a 53 week fiscal year and fiscal 2007 and fiscal 2008, which represented 52 week years.

(2)	The values set forth in this column represent the dollar amount recognized for financial statement reporting purposes in fiscal 2008 for the fair value of restricted stock and stock option awards granted to each named executive officer in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 11 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(3)	Includes bonus payments earned in each of fiscal year 2006, 2007 and 2008, regardless of when paid. Under our 2002 Plan, the relevant performance measures for the incentive bonus awards are satisfied in fiscal 2006, 2007 or 2008, as applicable and thus reportable in fiscal 2006, 2007 or 2008, as applicable, even though payments are made, if any, in fiscal 2007, 2008 or 2009, as applicable.

(4)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 37 of this proxy statement. Except where indicated in the table, all non-business use of aircraft by any executive officer or director during fiscal 2008 was billed to and paid for by the executive officer or director in accordance with our travel policy.

(5)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer, effective February 1, 2009. Mr. Stack did not receive any compensation from the Company in 2008 in connection with his services as a director on the Company’s Board of Directors.

(6)	Personal benefits for fiscal 2008 include an annual vehicle allowance, complimentary tickets to certain sporting events, professional fees and country club dues. The amount shown also includes a tax payment of $39,381 incurred as a result of insurance, professional fees and country club dues, $41,697 of insurance premiums paid in fiscal 2008 by us on two life insurance policies for the benefit of Mr. Stack, for which the beneficiaries under the policies, upon the executive’s death, are the executive’s spouse and a personal beneficiary of his choosing, respectively, and one disability insurance policy for which the Company is beneficiary, and $195,539 of matching contributions under the Company’s defined contribution plans.

(7)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

(8)	Amount for fiscal 2008 includes $57,822 of matching contributions under the Company’s defined contribution plans.

(9)	Amount for fiscal 2008 includes $17,864 of matching contributions under the Company’s defined contribution plans.

(10)	Mr. Zanatta stepped down as President and Chief Executive Officer of Golf Galaxy effective July 18, 2008.

(11)	Includes forfeiture of 75,000 shares of restricted stock granted February 13, 2007, and 7,898 shares of restricted stock granted March 27, 2008, which were forfeited in connection with Mr. Zanatta stepping down as President and Chief Executive Officer of Golf Galaxy.

(12)	Includes forfeiture of 75,000 shares underlying a stock option granted on June 6, 2007 at an exercise price of $27.19 and 30,000 shares underlying a stock option granted March 27, 2008, at an exercise price of $27.87, which were forfeited in connection with Mr. Zanatta stepping down as President and Chief Executive Officer of Golf Galaxy.

(13)	Includes severance payment totaling $798,750 and $6,973 continuation of benefits paid by the Company pursuant to Mr. Zanatta’s severance agreement. As a result of tax withholding amounts calculated in connection with the vesting of certain equity awards at the time of Mr. Zanatta’s departure and the application of Section 280G and 4999 of the Internal Revenue Code, the actual payment amount received by Mr. Zanatta was less than the amounts set forth herein.

Grants of Plan-Based Awards

The following table sets forth each award grant made to a named executive officer in the 2008 fiscal year under plans established by the Company.

								All Other
								Stock
								Awards:		All Other		Exercise
					Estimated Future Payouts			Number of		Option		or Base	Grant Date
					Under Equity Incentive			Shares of		Awards:		Price of	Fair Value
		Estimated Future Payouts Under			Plan Awards			of Stock		Securities		Option	of Stock
	Grant	Non-Equity Incentive Plan Awards(1)			Underlying			or Units		Underlying		Awards	and Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Underlying	Target(#)	Maximum(#)	or Units (#)		Options (#)		($/Sh) (2)	Awards (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)

Edward W. Stack,	3/27/08	—	—	—	—	—	—	23,694		90,000		$27.87	$12.22
Chairman, Chief Executive Officer and President(4)	—	$560,000	$1,400,000	$2,800,000	—	—	—	—		—		—	—
Timothy E. Kullman,	3/27/08	—	—	—	—	—	—	3,949		37,500		$27.87	$11.20
Executive Vice President	3/27/08	—	—	—	—	—	—	—		15,000		$27.87	$11.20
Finance, Administration and Chief Financial Officer	—	$150,000	$375,000	$750,000	—	—	—	—		—		—	—
Joseph H. Schmidt,	3/27/08	—	—	—	—	—	—	9,873		37,500		$27.87	$11.20
Executive Vice President and Chief Operating Officer(5)	—	$187,500	$468,750	$973,500	—	—	—	—		—		—	—
Gwen K. Manto,	3/27/08	—	—	—	—	—	—	9,873		37,500		$27.87	$11.20
Executive Vice President and Chief Merchandising Officer	—	$192,908	$482,272	$964,544	—	—	—	—		—		—	—
Jeffrey R. Hennion,	3/27/08	—	—	—	—	—	—	3,949		37,500		$27.87	$9.99
Executive Vice President and	3/27/08	—	—	—	—	—	—			15,000		$27.87	$9.99
Chief Marketing Officer	—	$135,000	$337,500	$675,000	—	—	—	—		—		—	—
Randall K. Zanatta,	3/27/08	—	—	—	—	—	—	7,898	(7)	30,000	(7)	$27.87	$11.20
President and Chief Executive Officer — Golf Galaxy(6)	—	$106,500	$266,250	$532,500	—	—	—	—		—		—	—

(1)	Payments were made pursuant to our 2002 Plan, as set forth in column (g) of our “Summary Compensation Table”. Amounts were earned in fiscal 2008, but were paid in fiscal 2009. The amounts set forth under column (c) represent the minimum performance level amount payable by the Company, assuming the minimum performance level was achieved, to each named executive officer in fiscal 2008.

(2)	The exercise price of the stock options awarded were determined in accordance with our 2002 Plan, which provides that the exercise price for each share covered by an option shall be the closing sale price for our common stock as quoted on the NYSE for the last market trading day prior to the time of determination. $27.87 was the closing price for our common stock on March 26, 2008.

(3)	The full grant date fair value calculations are computed in accordance with FAS 123R for those options and shares of restricted stock awarded to the named executive officers in fiscal 2008 under the Company’s 2002 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 11 of the footnotes to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

(4)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer, effective February 1, 2009.

(5)	Mr. Schmidt assumed the title of President and Chief Operating Officer, effective February 1, 2009.

(6)	Mr. Zanatta stepped down as President and Chief Executive Officer of Golf Galaxy effective July 18, 2008.

(7)	Award was forfeited upon Mr. Zanatta’s termination of employment with the Company effective July 18, 2008.

Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables

Offer Letters for Executive Officers

On November 28, 2005, the Company agreed to terms of employment with Gwen Manto, whereby Ms. Manto agreed to join the Company as Executive Vice President and Chief Merchandising Officer. Ms. Manto joined the

Company in January 2006. Under the offer letter, Ms. Manto received an initial gross annual salary of $600,000, and is eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000 and an initial stock option grant of 150,000 shares, which cliff vested January 9, 2009, three (3) years from her starting employment date. The Company also paid to Ms. Manto, in two yearly installments, the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck and Company. These payments were made in two installments during 2006 and 2007.

On February 13, 2007, we entered into an employment agreement with Randall K. Zanatta, Golf Galaxy’s President and Chief Executive Officer, in connection with our acquisition of Golf Galaxy. Mr. Zanatta stepped down as Golf Galaxy’s President and Chief Executive Officer effective July 18, 2008. Mr. Zanatta’s employment agreement was based on the prior agreement he had in place with Golf Galaxy. Under the agreement, Mr. Zanatta received a base salary (initially $355,000 per year), specified benefits, and was entitled to receive an annual bonus, based primarily on the performance of Golf Galaxy but also the performance of the overall Company goals, in an amount equal to 0 to 150% of base salary.

In addition to the above benefits, Mr. Zanatta received the following stock option and restricted stock awards under his employment agreement: a one-time special option exercisable for 330,000 shares of Company common stock, which, subject to vesting, was exercisable at any time prior to February 13, 2012 or, if still employed by Golf Galaxy at that time, for such longer period as is prescribed by our 2002 Plan, and 150,000 shares of Company restricted common stock, which, if Mr. Zanatta continued to be employed by the Company on February 13, 2010, would, with respect to half of the shares, vest automatically, and would, with respect to the other half of the shares, vest if certain performance targets were achieved.

As set forth under his employment agreement, Mr. Zanatta received severance in connection with his stepping down as President and Chief Executive Officer of Golf Galaxy. See “Potential Payments Upon Termination or Change-in-Control” on page 43 of this proxy statement for a description of the severance received by Mr. Zanatta.

In February 2007, we agreed to employment terms with Timothy E. Kullman, whereby Mr. Kullman agreed to join us as Senior Vice President and Chief Financial Officer (now Executive Vice President, Finance, Administration and Chief Financial Officer). Mr. Kullman joined the Company in April 2007. Pursuant to the offer letter, Mr. Kullman received an initial gross annual salary of $450,000, and is eligible to participate in the Company’s discretionary management incentive plan. Mr. Kullman also received an initial stock option grant exercisable for 100,000 shares, which vests at 25% per year starting on the first anniversary of the grant, and an option grant exercisable for 50,000 shares, which vests in its entirety on the fourth anniversary of the date of grant. Mr. Kullman is also eligible to participate in the full range of benefits and 401(k) plans offered to other Company officers.

Option Awards

The Company’s 2002 Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of our common stock. The Company’s 1992 Stock Plan also permitted the granting of both incentive stock options and non-qualified stock options. The 1992 Stock Plan terminated in 2002, such that no new options can be granted under the 1992 Stock Plan, although certain options previously granted under the 1992 Stock Plan remain exercisable. Non-qualified stock options were granted to the Company’s named executive officers in fiscal 2008 as set forth in the Grant of Plan Based Awards Table above. The option exercise price for each share covered by an option was determined, in accordance with the Company’s 2002 Plan, as the closing sale price for our common stock as quoted on the NYSE for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as they deem reliable. The term of the option may not exceed seven (7) years from the date of the grant. Generally, options vest 25% per year over a four (4) year period on each anniversary of the date of grant, although some options have three (3) or four (4) year cliff vesting features. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 42 of this proxy statement for a description of the effects of employment termination or a change in control on stock option awards.

Restricted Stock Awards

The Company’s 2002 Plan also permits the granting of restricted shares of our common stock. Beginning in fiscal 2008 the Company incorporated the use of restricted shares into its overall compensation program. Shares of restricted stock were granted to the Company’s named executive officers in fiscal 2008 as set forth in the Grant of Plan Based Awards Table above and to the Company’s non-employee directors as set forth in the Director Compensation Table on page 10 of this proxy statement. Generally, restricted shares have three (3) year cliff vesting features. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 42 of this proxy statement for a description of the effects of employment termination or a change in control on restricted stock awards.

Incentive Bonus Award

The Company’s 2002 Plan allows for the payment of incentive bonus awards to executive officers. Incentive bonus awards payable to named executive officers in fiscal 2008 are reflected in column (g) of the above “Summary Compensation Table”. Each incentive bonus award confers the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, which is typically the fiscal year, established by the Compensation Committee. Each incentive bonus award is documented with respect to the minimum, threshold, target and maximum amount payable, the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, the term of the performance period as to which performance shall be measured for determining the amount of any payment and the timing of any payment earned by virtue of performance. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive bonus award granted under the 2002 Plan for any fiscal year that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

The Compensation Committee establishes the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an incentive bonus award at each performance level, which criteria may be based on financial performance and/or personal performance evaluations. The Compensation Committee may specify the percentage of the incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. For additional detail regarding the targets and criteria utilized in connection with the payment of the incentive bonus awards in fiscal 2008, see “Compensation Discussion and Analysis” on page 20 of this proxy statement.

The Compensation Committee determines the timing of payment of any incentive bonus, and may provide for or permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus may be payable in equity or in cash or other property, including any award permitted under the 2002 Plan. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus award on account of either financial performance or personal performance evaluations may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee shall determine.

The Company’s 2002 Plan allows the grant of awards that qualify as performance-based compensation under Section 162(m). One of the conditions to qualify as performance-based is that the material terms of the performance goals must be approved by the Company’s stockholders at least every five (5) years. The Board of Directors and our stockholders approved the 2002 Plan prior to our initial public offering, and was again approved by our stockholders at our 2003 and 2008 annual meetings, which preserved the tax status of certain awards as performance-based, and thereby allowed the Company to continue to fully deduct the compensation expense related to such awards.

Travel Policy

Our Compensation Committee and Board of Directors approved a Company Travel Policy for Non-Business Use of Corporate Aircraft in November 2004, which was filed with the SEC on a Form 8-K. Under the policy, certain of our executives (including the Chief Executive Officer, President, Executive Vice Presidents, members of the Board of Directors and other officers designated by the Chief Executive Officer) may use any aircraft owned or leased by us for non-business purposes. The frequency and priority of the non-business use of the aircraft by these executives is determined by our Chief Executive Officer. Except as approved by our Chief Executive Officer or the Company’s Compensation Committee, the value of the non-business trip is billed to the executive (done directly through our third-party aircraft management company to the executive or director and paid by the executive or director to our third-party aircraft management company) at the aggregate incremental cost to the Company determined in accordance with Item 402 of Regulation S-K, as amended (but no less than $500 per hour for each hour of flight time), and in accordance with Federal Aviation Administration regulations. In any limited instances where the executive or director is not billed, any non-reimbursed travel will be considered income to the executive or director and reported for tax purposes in the executive’s earnings in accordance with the base aircraft valuation formula, which is also known as the standard industry fare level formula.

At least yearly, the Company’s director of internal audit conducts an internal audit of the non-business use of the corporate aircraft to confirm adherence to the travel policy, and prepares a report to the Company’s Compensation Committee relating to such audit.

Reference is also made to our “Compensation Discussion and Analysis” on page 20 of this proxy statement, which discusses compensation paid to our executive officers, how each component of executive officer compensation is structured, and the rationale for such structure.

Outstanding Equity Awards At Fiscal Year End

The following table sets forth all unexercised options which have been awarded to our named executive officers by the Company and that are outstanding as of January 31, 2009.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
				Equity						Plan	Plan Awards:
				Incentive						Awards:	Market or
				Plan Awards:					Market	Number of	Payout Value
	Number of	Number of		Number of			Number of		Value	Unearned	of Unearned
	Securities	Securities		Securities			Shares or		of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Edward W. Stack,	2,035,000	—		—	$3.00	10/15/2012	—		—	—	—
Chairman,	3,696,000	—		—	$11.44	10/21/2013	—		—	—	—
Chief Executive Officer	144,000	—		—	$12.63	01/21/2014	—		—	—	—
and President(1)	187,500	62,500	(2)	—	$17.98	03/02/2015	—		—	—	—
	150,000	150,000	(3)	—	$18.95	03/01/2016	—		—	—	—
	75,000	225,000	(4)	—	$28.23	03/21/2017	—		—	—	—
	—	90,000	(5)	—	$27.87	03/27/2015	—		—	—	—
	—	—		—	—	—	23,694	(6)	$260,871	—	—
Timothy E. Kullman,	25,000	75,000	(7)	—	$29.32	04/09/2017	—		—	—	—
Executive Vice President,	—	50,000	(8)	—	$29.32	04/09/2017	—		—	—	—
Finance, Administration	—	37,500	(5)	—	$27.87	03/27/2018	—		—	—	—
and Chief Financial Officer	—	15,000	(5)	—	$27.87	03/27/2015	—		—	—	—
	—	—		—	—	—	3,949	(6)	$43,478	—	—
Joseph H. Schmidt,	20,000	—		—	$12.63	01/21/2014	—		—	—	—
President and	20,000	—		—	$12.63	01/21/2014	—		—	—	—
Chief Operating Officer(9)	15,000	5,000	(2)	—	$17.98	03/2/2015	—		—	—	—
	35,000	35,000	(3)	—	$18.95	03/1/2016	—		—	—	—
	—	20,000	(10)	—	$28.23	03/21/2017	—		—	—	—
	12,500	37,500	(4)	—	$28.23	03/21/2017	—		—	—	—
	9,375	28,125	(11)	—	$31.42	12/6/2017	—		—	—	—
	—	37,500	(5)	—	$27.87	03/27/2015	—		—	—	—
	—	—		—	—	—	9,873	(6)	$108,702	—	—
Gwen K. Manto	150,000	—		—	$18.00	01/09/2016	—		—	—	—
Executive Vice President	62,500	62,500	(3)	—	$18.95	03/01/2016	—		—	—	—
and Chief Merchandising	31,250	93,750	(4)	—	$28.23	03/21/2017	—		—	—	—
Officer	—	37,500	(5)	—	$27.87	03/27/2015	—		—	—	—
	—	—		—	—	—	9,873	(6)	$108,702	—	—
Jeffrey R. Hennion,	40,360	—		—	$1.08	01/27/2010	—		—	—	—
Executive Vice President	20,000	—		—	$5.24	01/07/2013	—		—	—	—
and Chief Marketing Officer	85,000	—		—	$12.63	01/21/2014	—		—	—	—
	40,000	—		—	$12.63	01/21/2014	—		—	—	—
	30,000	10,000	(2)	—	$17.98	03/02/2015	—		—	—	—
	25,000	25,000	(3)	—	$18.95	03/01/2016	—		—	—	—
	—	20,000	(10)	—	$28.23	03/21/2017	—		—	—	—
	12,500	37,500	(4)	—	$28.23	03/21/2017	—		—	—	—
	—	37,500	(5)	—	$27.87	03/27/2018	—		—	—	—
	—	15,000	(5)	—	$27.87	03/27/2015	—		—	—	—
	—	—		—	—	—	3,949	(6)	$43,478	—	—
Randall K. Zanatta,	330,000	—		—	$27.30	02/13/2012(13)	—		—	—	—
President and Chief Executive Officer — Golf Galaxy(12)

(1)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer, effective February 1, 2009.

(2)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/2/2006, 3/2/2007, 3/2/2008 and 3/2/2009.

(3)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/1/2007, 3/1/2008, 3/1/2009 and 3/1/2010.

(4)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/21/2008, 3/21/2009, 3/21/2010 and 3/21/2011.

(5)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/27/2009, 3/27/2010, 3/27/2011 and 3/27/2012.

(6)	Shares of common stock vest 100% on March 27, 2011.

(7)	Stock Option vests at the rate of 25% per year, with vesting dates of 4/9/2008, 4/9/2009, 4/9/2010 and 4/9/2011.

(8)	Stock Option vests in its entirety on April 9, 2011.

(9)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

(10)	Stock Option vests in its entirety on March 21, 2011.

(11)	Stock Option vests at the rate of 25% per year, with vesting dates of 12/6/2008, 12/6/2009, 12/6/2010 and 12/6/2011.

(12)	Mr. Zanatta stepped down as President and Chief Executive Officer of Golf Galaxy, Inc. effective July 18, 2008. For additional disclosure regarding the treatment of outstanding equity awards in connection with Mr. Zanatta’s separation from the Company, see page 43 of this proxy statement.

(13)	This Stock Option grant remains exercisable in its entirety until February 13, 2012, in accordance with the terms of that certain Agreement and General Release entered into by and between the Company, Golf Galaxy and Mr. Zanatta in connection with Mr. Zanatta’s separation from Golf Galaxy.

Option Exercises And Stock Vested

The following table sets forth all options that were exercised and restricted stock that vested by our named executive officers by the Company during fiscal 2008.

	Option Awards			Stock Awards
Number of Shares
	Acquired on		Value Realized	Number of Shares	Value Realized
Name	Exercise (#)		on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)		(c)	(d)	(e)

Edward W. Stack,
Chairman, Chief Executive Officer and President(1)	—		—	—	—
Timothy E. Kullman,
Executive Vice President, Finance, Administration and Chief Financial Officer	—		—	—	—
Joseph H. Schmidt,
Executive Vice President and Chief Operating Officer(2)	—		—	—	—
Gwen K. Manto,
Executive Vice President and Chief Merchandising Officer	—		—	—	—
Jeffrey R. Hennion,
Executive Vice President and Chief Marketing Officer	—		—	—	—
Randall K. Zanatta,
President and Chief Executive Officer — Golf Galaxy(3)	81,830	(3)	$679,758	75,000	$1,218,000

(1)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer, effective February 1, 2009.

(2)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

(3)	Mr. Zanatta, who stepped down as President and Chief Executive Officer of Golf Galaxy effective July 18, 2008, exercised stock options for 59,730 shares on August 21, 2008, with a market price of $20.5468 and the following exercise prices: $7.41 (15,440 shares), $8.17 (13,510 shares), $10.37 (13,026 shares), $18.14 (8,104 shares) and $16.91 (9,650 shares); and stock options for 22,100 shares on August 22, 2008, with a market price of $21.6210 and the following exercise prices: $10.37 (4,344 shares), $18.14 (8,106 shares) and $16.91 (9,650 shares).

Pension Benefits

The Company did not have in fiscal 2008, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified defined contribution plans and/or nonqualified defined contribution plans.

Nonqualified Deferred Compensation

The following table sets forth amounts contributed during fiscal 2008 under the Company’s defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last Fiscal
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Year
Name	Year ($)	Year ($)	Year ($)	Distributions ($)	End ($)
(a)	(b)(1)	(c)	(d)	(e)	(f)

Edward W. Stack,
Chairman, Chief Executive Officer and President(2)	$977,693	$195,539	$(76,593)	—	$1,436,031
Timothy E. Kullman,
Executive Vice President, Finance, Administration and Chief Financial Officer	—	—	$3,049	—	$152,899
Joseph H. Schmidt,
Executive Vice President and Chief Operating Officer(3)	$3,365	—	$1,583	—	$228,173
Gwen K. Manto,
Executive Vice President and Chief Merchandising Officer	$267,053	$54,372	$(207,577)	—	$384,803
Jeffrey R. Hennion,
Executive Vice President and Chief Marketing Officer	$78,646	$14,414	$(53,630)	—	$244,279
Randall K. Zanatta,
President and Chief Executive Officer — Golf Galaxy(4)	—	—	—	—	—

(1)	Amounts set forth in this table reflect amounts deferred and contributed under the Company’s Officers’ Supplemental Savings Plan, which became effective April 1, 2007, and which was thereafter available to the named executive officers in lieu of the Company’s Supplemental Smart Savings Plan, which was effective July 2006 through December 2006 for the Company’s executive officers, and which continues for non-executive officers.

(2)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer, effective February 1, 2009.

(3)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

(4)	Mr. Zanatta, who stepped down as President and Chief Executive Officer of Golf Galaxy effective July 18, 2008, was not eligible to participate in the Company’s Officers’ Supplemental Savings Plan.

Dick’s Sporting Goods Supplemental Smart Savings Plans and Officers’ Supplemental Savings Plan

In July 2006, the Company established the Dick’s Sporting Goods Supplemental Smart Savings Plan, which allowed certain members of management to annually defer a portion of their existing compensation. The Supplemental Smart Savings Plan was implemented because certain members of management had historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules. In December 2006, the Company made certain technical amendments to the Supplemental Smart Savings Plan which caused certain executives to no longer be eligible to participate in the Supplemental Smart Savings Plan.

On March 21, 2007, our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, a voluntary nonqualified deferred compensation plan effective April 1, 2007, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. Certain key executives (or other participants as the Board of Directors of the Company may determine) are eligible to participate in the Officers’ Plan, including our named executive officers. These executives are being afforded the opportunity to participate in the Officers’ Plan because they are no longer eligible to participate in the Supplemental Plan.

Under the Officers’ Plan, eligible participants have the opportunity to defer up to 25% of their base salary and up to 100% of their annual bonus, and may allocate amounts deferred under the Officers’ Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five years of plan participation, or upon the participant’s death, disability or upon a change in control of the Company. Eligible participants may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments with any installment term between two and twenty years, or a combination of the two options. Vested matching contributions may be distributed only after a participant reaches age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).

Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.

The Officers’ Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is also intended to comply with Internal Revenue Code Section 409A, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part; provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

For additional discussion of the terms of the Officers’ Plan, see “Compensation Discussion and Analysis” beginning on page 20 of this proxy statement.

Potential Payments Upon Termination or Change-in-Control

As described under “Compensation Discussion and Analysis” on page 20 of this proxy statement, our named executive officers do not have employment agreements with the Company, with the exception of Randall Zanatta, whose contract entitled him to receive severance if terminated without cause or if he resigned for good reason, as defined in the employment agreement. Mr. Zanatta stepped down as President and Chief Executive Officer of Golf Galaxy effective July 18, 2008. A description of the severance received by Mr. Zanatta in connection with his departure is set forth below.

There are no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for severance payments to a named executive officer at, following, or in connection with a change in control of the Company. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if the named executive officer’s employment had terminated on January 31, 2009, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on January 30, 2009 (January 31, 2009 was a Saturday). These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.

Mr. Zanatta’s Severance.  Pursuant to the terms of Mr. Zanatta’s employment agreement with the Company, which was based on his pre-merger agreement with Golf Galaxy, Mr. Zanatta was entitled to severance if he was terminated without cause, and was subject to certain non-compete and non-solicitation covenants set forth in the employment agreement. Mr. Zanatta stepped down as President and Chief Executive Officer of Golf Galaxy, effective July 18, 2008. In connection with his separation, the Company, Golf Galaxy and Mr. Zanatta entered into an Agreement and General Release, pursuant to which the Company and Golf Galaxy agreed to pay Mr. Zanatta certain benefits upon his departure. These benefits included a lump sum payment equal to $798,750, eligibility for additional incentive bonus payments for the 2008 fiscal year (if and to the extent the specified performance targets were actually achieved), and a payment in lieu of or the continuation of certain health, welfare and employee benefits for two (2) years. The amount of these benefits are set forth in the “Summary Compensation Table” on page 33 of this proxy statement.

In addition, the stock option previously granted to Mr. Zanatta exercisable for 330,000 shares of the Company’s common stock at an exercise price of $27.30 per share vested in its entirety and remains exercisable until February 13, 2012 in accordance with the terms of the Stock Option Agreement entered into with respect to the option award. All stock options previously granted to Mr. Zanatta that were exercisable for Golf Galaxy common stock (which converted to options exercisable for Company’s common stock as a result of the acquisition of Golf Galaxy by the Company) also fully vested, and remained exercisable for the period specified in the individual option award agreement, or if no period was specified, then for six (6) months from the date they vested, after which time the options expired. The 75,000 shares of restricted common stock granted to Mr. Zanatta on February 13, 2007 that were to vest based only on the passage of time fully vested, and Mr. Zanatta forfeited any rights to an additional 75,000 shares of restricted common stock granted to him on February 13, 2007 that were to vest based on the attainment of certain performance metrics. All other equity grants previously awarded to Mr. Zanatta that had not vested as of July 18, 2008 were forfeited. As a result of the vesting of the restricted stock award and stock option discussed above, Mr. Zanatta incurred additional withholding tax obligations pursuant to Sections 280G and 4999 of the Internal Revenue Code and associated regulations, which reduced the amount of the cash payment that he received upon his separation.

Payment of the benefits discussed above were contingent on Mr. Zanatta’s full compliance with certain confidentiality, non-competition, non-inducement and disclosure and assignment obligations set forth in his employment agreement. Specifically, Mr. Zanatta’s employment agreement provided that Mr. Zanatta would not, for a period of two (2) years after his employment with the Company ceased, without Golf Galaxy’s consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with (i) any business or organization in the United States, Canada or Mexico that sells or markets golf equipment, apparel, accessories or services directly to consumers, whether through retail or direct marketing channels, including, but not limited to, via catalogs and/or the internet and/or (ii) any entity that owns and/or operates a store specializing in the sale of goods having at least twenty-five thousand (25,000) square feet of selling space dedicated substantially to the retail sale of hard and soft line sporting goods and apparel, including single stores, stores that are part of regional or nationwide chains, specialty stores, the internet and any other sales establishments otherwise meeting the foregoing criteria within fifty (50) miles of where the Company or its subsidiaries operates such a store, or has specific plans to open such a store within one year after Mr. Zanatta’s separation from Golf Galaxy, and Mr. Zanatta had been informed of such planned store opening; provided, that Mr. Zanatta is not prohibited from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as he has no active participation in the business of such corporation. Failure to comply with the terms of this non-competition obligation (or the confidentiality, non-inducement or disclosure and assignment obligations) would obligate Mr. Zanatta to repay the severance received.

Other Severance Agreements.  Other than Mr. Zanatta, all of our named executive officers have executed agreements with us providing them with limited severance payments upon termination under certain circumstances. Terminated named executive officers are not provided with severance if the named executive officer voluntarily terminates employment with us, retires, is terminated as a result of death or permanent disability or the executive officer is terminated for the following reasons: (i) fraud or felonious conduct, (ii) embezzlement or misappropriation of Company funds or property, (iii) material breach of the non-competition, non-disclosure and confidentiality covenants set forth in the severance agreement or any material violation of the provisions of the Company’s employee handbook, (iv) gross negligence, or (v) employee’s consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of his or her duties and obligations, under certain circumstances. Upon the termination of employment of a named executive officer for any reason other than those set forth above, we are obligated to pay to that named executive officer an amount equal to the greater of four (4) weeks of pay at the named executive officer’s base salary or one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the executive officer’s termination. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Each named executive officer has agreed to comply with certain non-competition covenants in connection with execution of the severance agreements.

The cash severance amounts that would be payable to each named executive officer if their employment had been terminated on January 31, 2009 are set forth below. Due to his departure in July 2008, Mr. Zanatta has not been included in the below table; all severance amounts paid to Mr. Zanatta in connection with his departure are set forth in the “Summary Compensation Table” set forth on page 33 of this proxy statement.

						Involuntary Not
	For Cause	Voluntary				For Cause
	Termination	Termination	Death	Disability	Retirement	Termination

Edward W Stack,
Chairman, Chief Executive Officer and President(1)	—	—	—	—	—	$417,308
Timothy E. Kullman,
Executive Vice President, Finance, Administration and Chief Financial Officer	—	—	—	—	—	$38,462
Joseph H. Schmidt,
Executive Vice President and Chief Operating Officer(2)	—	—	—	—	—	$216,346
Gwen K. Manto,
Executive Vice President and Chief Merchandising Officer	—	—	—	—	—	$49,519
Jeffrey R. Hennion,
Executive Vice President and Chief Marketing Officer	—	—	—	—	—	$77,885

(1)	Mr. Stack’s title reverted back to Chairman and Chief Executive Officer effective February 1, 2009.

(2)	Mr. Schmidt assumed the title of President and Chief Operating Officer effective February 1, 2009.

Stock Option Awards.  The following sets forth the applicable provisions of our 1992 Stock Plan and 2002 Plan with respect to exercisability of stock options upon termination or change-in-control. Prior to his departure, Mr. Zanatta also had stock options through the Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan and Golf Galaxy, Inc. 2004 Stock Incentive Plan, the treatment of which are discussed on page 43 of this proxy statement, and as such are not otherwise discussed below.

1992 Stock Plan.  In the event that a named executive officer is terminated without cause as determined by the committee charged with administering the 1992 Stock Plan, currently the Compensation Committee, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of thirty (30) days following termination or until the expiration date of the stock option. In the event that the named executive officer is terminated for cause as determined by the Compensation Committee (defined as (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of funds or property; (iii) consistent refusal to perform, or willful misconduct in or disregard of the performance of duties and obligations; (iv) gross negligence; or (v) breach of employment agreement, if applicable), all outstanding options, whether or not vested, shall be immediately forfeited. In the event that the named executive officer voluntarily terminates his employment due to a total and permanent disability (within the Company’s standard guidelines) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of ninety (90) days following termination or expiration of the stock option.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, a holder of stock options under the 1992 Stock Plan is entitled to receive, at their election (a) upon the due exercise of the option or (b) upon the effective date of the reorganization, sale, merger, consolidation or similar transaction, the cash, securities, evidence of indebtedness, other property or any combination of those items that optionee would have been entitled to receive for common stock acquired through the exercise of said option (net of exercise price) immediately prior to the effective date of the transaction.

2002 Plan.  In the event that a named executive officer’s continuous status as an employee is terminated (defined in the 2002 Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Board, provided such period does not exceed ninety (90) days, unless reemployment is guaranteed by contract, statute or Company policy, or (iv) transfers between locations of the Company or between the Company and its subsidiaries), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of ninety (90) days following termination or until the expiration date of the stock option. Except as otherwise set forth in the option award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of twelve (12) months following termination or until the expiration date of the stock option. In each case, our 2002 Plan grants the administrator the ability to set other periods of time with respect to the period in which an award can be exercised, as set forth in the document evidencing such option or award.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time.

The following table sets forth the market value of equity awards under FAS 123R that each named executive officer would be eligible to receive via exercise if the executive was terminated or became totally disabled or died as of January 31, 2009, and does not indicate any shares currently held; it is simply the value of the option grants that are currently exercisable. Due to his separation in July of 2008, Mr. Zanatta has not been included in the below table.

Executive Officer	Upon Termination, Death or Disability(1)

Edward W. Stack	$16,300,350
Timothy E. Kullman	$0
Joseph H. Schmidt	$0
Gwen Manto	$0
Jeffrey R. Hennion	$400,775

(1)	Amounts are based on the closing sale price of the Company’s Common Stock on January 30, 2009 (the last trading day prior to January 31, 2009, which is a Saturday), and assume full exercise of all options exercisable, but do not include any acceleration of vesting which could occur pursuant to a change-in-control under the terms of our stock option plans.

Employee Stock Purchase Plan.  Under the terms of our Employee Stock Purchase Plan, referred to as our ESPP, upon a participant’s termination of service, defined as the earliest of his or her retirement (defined as voluntary termination of employment on or after attaining age 55), death, resignation, discharge or permanent separation from service with the Company, for any reason other than death or resignation, no payroll deductions may be made from his or her payroll, and the entire balance credited under his or her ESPP account will be automatically refunded. Upon a participant’s retirement, the participant may elect to have the entire amount credited to his or her account (as of the date of retirement) refunded, or to have the entire amount credited under his or her account held in the account and used to purchase shares as provided under the ESPP in accordance with all applicable requirements of the Internal Revenue Code that apply to the ESPP.

In the event that the Company is dissolved or liquidated, or is a party to a merger or consolidation in which the Company is not the surviving entity, every purchase right outstanding under the ESPP will terminate.

Officers’ Supplemental Savings Plan.  Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), the participant is entitled to receive an amount equal to the total balance of the participant’s account and matching company account, which is payable in a single lump sum unless the participant has elected to receive the distribution in installments. Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the vested balance of the participant’s accounts, payable in a single lump sum; provided, that the vested portion of the Company’s matching account is payable in a single lump sum on the date the participant attains age fifty-five (55). If a participant is terminated for cause (defined below), the participant forfeits to the Company all rights to both vested and unvested contributions of the Company credited to the participant’s accounts, and is entitled to receive a benefit equal to the remaining balance of the participant’s accounts, payable in a single lump sum.

Retirement is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age fifty-five (55) and completed at least five (5) years of participation in the Officers’ Plan, and early termination is termination of employment, other than for cause, on or after the date on which the participant has completed at least five (5) years of participation. Termination for cause is defined in the Officers’ Plan as termination of employment by reason of (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within thirty (30) days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant.

Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code). A change in control is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a twelve (12) month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (2/3) (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve (12) month period. Notwithstanding the foregoing, no event shall constitute a “change in control” for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,” or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Code Section 409A.

Life Insurance Benefits.  The Company currently pays the premiums for life insurance policies for the benefit of our Chairman and Chief Executive Officer, for which the beneficiaries under the policies, upon his death, is his spouse and a personal beneficiary designated by Mr. Stack. For detail regarding the premiums paid by the Company, see footnote 6 of the “Summary Compensation Table” on page 34. If our Chairman and Chief Executive Officer had died on January 31, 2009, the spouse of Mr. Stack would have received $2,413,407 under the first policy, and a personal beneficiary designated by Mr. Stack would have received $4,000,000 with respect to the second policy.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to Dick’s Sporting Goods, Inc., Investor Relations, 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 or call us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and you wish to request delivery of a single copy of mailed materials if you are now receiving multiple copies.

In accordance with rules recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Advance Notice Procedures.  Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our General Counsel (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2010 annual meeting, by January 4, 2010. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2010 Annual Meeting.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2010 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Office of General Counsel no later than December 18, 2009. Proposals should be sent to General Counsel, Dick’s Sporting Goods, Inc., 300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania 15275.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Appendix A

Audit Committee Charter
DICK’S SPORTING GOODS, INC.
Charter of the Audit Committee
of the Board of Directors
As Amended March 18, 2009

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTOR OF
DICK’S SPORTING GOODS, INC. (THE “COMPANY”)

PURPOSES AND RESPONSIBILITIES

The Audit Committee has been created to implement and to support the oversight function of the Board of Directors (the “Board”) to promote quality financial reporting, accounting policies, internal controls and independent and objective outside auditors.

The Audit Committee has responsibility to:

•	oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

•	oversee the work of the Company’s financial management (“Management”), the internal auditors, if any, employed by the Company (the “Internal Auditors”) and any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Outside Auditors”);

•	oversee Management’s development of, and adherence to, a sound system of internal accounting and financial controls and that the Internal Auditors and the Outside Auditors objectively assess the Company’s financial reporting, accounting practices and internal controls; and

•	provide an open avenue of communication between the Outside Auditors, the Internal Auditors and the Board.

The Audit Committee will adopt policies and procedures for carrying out its responsibilities. Such policies and procedures should be flexible so the Audit Committee may react to changing conditions and ensure that the Company’s internal controls and accounting and financial reporting practices meet all legal requirements and are of the highest quality. The Audit Committee shall have the authority as it determines necessary to retain at the Company’s expense independent legal, accounting or other advisors to the Audit Committee. The Company will provide for appropriate funding, as determined by the Audit Committee for (i) the payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or preparing other audit, review or attest services for the Company, (ii) compensation to any advisor employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

While the Audit Committee has the specific responsibilities and powers set forth in this Charter, it is recognized that members of the Audit Committee are not employees of the Company and, as such, do not bear any of the responsibilities of Management and the Outside Auditors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it has no duty or obligation to plan or conduct any audit or to determine or certify that the Company’s financial statements and disclosures are complete, accurate, fairly presented, and/or presented in accordance with generally accepted accounting principles and applicable rules and regulations. The foregoing are the responsibilities of Management and the Outside Auditors. The Outside Auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee does not guarantee any report of the Outside Auditors.

Each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Company that provide financial and other information to the Audit Committee and (b) the accuracy and completeness of such information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

MEMBERSHIP OF THE COMMITTEE

1. The Audit Committee shall consist of no fewer than three members, as determined annually by the Board on the recommendation of the Governance and Nominating Committee. The members of the Audit Committee shall meet the independence and expertise requirements of the New York Stock Exchange, any other exchange on which the Company’s securities are traded, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Audit Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

2. The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Governance and Nominating Committee. Audit Committee members may be replaced by the Board at any time. The Board shall designate the Chairman or Chairwoman (“Chairperson”) of the Audit Committee.

3. The Board and its committees will exercise its business judgment to determine a director’s eligibility to serve on the Audit Committee.

MEETINGS OF THE AUDIT COMMITTEE

4. The Audit Committee will meet or hold telephonic meetings as often as it deems appropriate to discharge its responsibilities, but shall meet at least four times each year. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate.

5. To the extent it deems necessary, the Audit Committee will meet either as part of Audit Committee meetings or otherwise with Management, the Outside Auditors and the Internal Auditors, either with all or one or more of such group being present at any meeting, to discuss matters for which the Audit Committee has responsibility and shall at least twice each fiscal year meet separately with Management, the Outside Auditors and the Internal Auditors either as part of Audit Committee meetings or otherwise.

SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

Appointment and Oversight of the Outside Auditors.

6. The Outside Auditors are ultimately accountable to the Board and the Audit Committee. The Audit Committee shall be directly responsible for the appointment, retention, termination, compensation and terms of engagement, evaluation and oversight of the work of the Outside Auditor (including resolution of disagreements between Management and the Outside Auditor regarding financing reporting). The Outside Auditor shall report directly to the Audit Committee.

7. The Audit Committee will preapprove the terms (including compensation) of all auditing services (including the providing of any comfort letters in connection with securities underwritings), the terms of any non-audit services which the Outside Auditors or an affiliate of the Outside Auditors are permitted to render under Section 10A(h) of the Securities Exchange Act of 1934 and the compensation for such services. The Audit Committee may delegate the preapproval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any preapproval decision made by that member.

8. The Audit Committee shall also, at least annually, obtain and review the Outside Auditor’s report on the Company’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the Outside Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Outside Auditors, and any steps taken to deal with any such issues; and (to assess the Outside Auditor’s independence) all relationships between the independent auditor and the Company.

9. The Audit Committee shall be responsible for requiring that the Outside Auditors submit to it on a periodic basis a formal written statement delineating all relationships between the Outside Auditors and the Company, including the disclosures regarding the Outside Auditors independence required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526, as in effect from time to time or as otherwise required by any rules of the Public Company Accounting Oversight Board.

10. The Audit Committee shall be responsible for actively engaging in a dialogue with the Outside Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the

Outside Auditors and for taking appropriate action in response to the Outside Auditors’ report to satisfy itself of the Outside Auditors’ independence.

11. The Audit Committee shall set clear hiring policies for employees or former employees of the Outside Auditors.

Appointment and Oversight of Internal Auditors.

12. The Audit Committee will review and concur in the appointment, replacement, reassignment or dismissal of the Company’s head of Internal Auditors and the compensation package for such person.

13. The Audit Committee will, as it deems necessary, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

14. The Audit Committee will assist Board oversight of the performance of the Company’s internal audit function.

Oversight and Review of Accounting Principles and Practices and Internal Controls.

15. The Audit Committee will, as it deems necessary, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:

A. significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, the clarity of the financial disclosures made, changes in the Company’s accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events and the development, selection and disclosure of critical accounting estimates and analysis of alternative assumptions or estimates and the effect of such estimates on the Company’s financial statements;

B. potential major changes in generally accepted accounting principles and the effect of those changes on the Company’s financial statements;

C. changes in accounting principles, financial reporting policies and internal controls proposed to be implemented by the Company;

D. significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company’s financial statements;

E. information regarding any “second” opinions sought by Management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

F. Management’s compliance with the Company’s processes, procedures and internal controls;

G. the adequacy and effectiveness of the Company’s internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls; and

H. disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter and the Audit Committee shall resolve any such disagreements.

Oversight and Monitoring of the Company’s Financial Statements and Audits.

16. The Audit Committee will review and discuss the annual audited financial statements (prior to the filing of its Form 10-K) and quarterly financial statements (prior to the filing of its Form 10-Q) with Management, the Internal Auditors and the Outside Auditor, including reviewing the Company’s specific disclosures under management’s discussion and analysis in those reports. The Audit Committee will recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

17. The Audit Committee will, as it deems necessary:

A. review and discuss with Management, and to the extent the Audit Committee deems necessary or appropriate, the Internal Auditors and the Outside Auditor, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the Commission comply with the Commission’s rules and forms.

B. review and discuss quarterly reports from the Outside Auditor on:

(i) all critical accounting policies and practices to be used;

(ii) all alternative treatments under GAAP for policies and practices related to material items that have been discussed with Management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditor;

(iii) the internal controls adhered to by the Company, Management, and the Company’s financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company’s financial reporting;

(iv) other material written communications between the Outside Auditor and Management, such as any management letter or schedule of unadjusted differences.

C. discuss in advance with Management the Company’s practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

D. discuss with Management and the Outside Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

E. discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

F. discuss with the Outside Auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), and as adopted by the PCAOB in Rule 3200T, relating to the conduct of the audit. In particular, discuss:

(i) the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the Outside Auditor, Internal Auditors or Management; and

(ii) the management letter provided by the Outside Auditor and the Company’s response to that letter.

G. receive and review disclosures, including any qualifications attached to the disclosure, made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving Management or other associates who have a significant role in the Company’s internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.

H. discuss with the Outside Auditors any problems difficulties or disputes with Management encountered during the course of the audit and Management’s response.

I. in accordance with section 303A of the NYSE Listed Company Manual, generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Communications with the Outside Auditors.

18. The Outside Auditors shall report directly to the Audit Committee and the Audit Committee will, as it deems necessary, communicate with the Outside Auditors to:

A. obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company’s financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company’s financial reporting;

B. obtain the information required to be disclosed to the Company by PCAOB requirements in connection with the conduct of an audit, including topics covered by AICPA Professional Standards, AU Sections 316, 317 and 325;

C. obtain the report required to be delivered to the Audit Committee by the Outside Auditors on critical accounting policies and practices, on alternative treatments of financial information within generally accepted accounting principles that the Outside Auditors discussed with Management and on other material written communications between the Outside Auditors and Management.

D. require the Outside Auditors to review the financial information included in the Company’s Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the “Commission”) prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company’s Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d).

Communications with the Internal Auditors.

19. The Audit Committee will, as it deems necessary, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company’s financial and accounting personnel and the impact of each on the quality and reliability of the Company’s financial statements.

Communications with Management.

20. The Audit Committee will, as it deems necessary, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company’s financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company’s financial statements.

Audit Committee Reports.

21. The Audit Committee will prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (i) reviewed and discussed the audited financial statements with Management; (ii) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), and as adopted by the PCAOB in Rule 3200T, as that statement may be modified or supplemented from time to time; (iii) received from the Outside Auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Outside Auditor’s communications with the audit committee concerning independence, and has had discussions with the Outside Auditors regarding the Outside Auditor’s independence; (iv) received, reviewed and discussed with the Outside Auditors the report required by section 10A(k) of the Securities Exchange Act of 1934 and (v) based on the review and discussions referred to in clauses (i), (ii), (iii) and (iv) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

22. To the extent such information is not included in the annual report of the Audit Committee to be included in the Company’s proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

23. The Audit Committee will report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

Related Party Transactions.

24. The Audit Committee will review and ratify, approve or disapprove all transactions occurring from the effective date of the Company’s Related Party Transaction Policy (the “Policy”), between the Company or its subsidiaries and any related persons that are required to be reported under SEC Regulation S-K Item 404, or any rules or regulations issued in connection therewith. The Audit Committee’s review and ratification, approval or disapproval shall be conducted in accordance with the terms of the Policy, as amended; any potential related party transactions that are not reviewed by the Audit Committee shall be reviewed by the full Board or another committee thereof, in accordance with the terms of the Policy, as amended.

Additional Responsibilities.

25. The Audit Committee will:

A. as it deems necessary, conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation;

B. create a procedure for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

C. create a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

D. conduct an annual performance evaluation of the Audit Committee.

The Charter.

The Board and the Audit Committee shall review and update this Charter annually and otherwise as circumstances dictate.

■	■
ANNUAL MEETING OF DICK’S SPORTING GOODS, INC.

Date:	June 3, 2009
Time:	1:30 P.M. (Local Time)
Place:	Hyatt Regency, 1111 Airport Blvd, Pittsburgh, PA 15231
See Voting Instruction on Reverse Side.
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1 and 2.

Proposal
Number
ê
1: Election of Class A Directors, each for terms that expire in 2012.

Class A Directors:	01 William J. Colombo	03 Larry D. Stone
02 David I. Fuente

Vote For	Withhold Vote	*Vote For
All Nominees	From All Nominees	All Except

☐	☐	☐

*INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

2:	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For	Against	Abstain

☐	☐	☐

■	To attend the meeting and vote your shares in person, please mark this box.	☐	■

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Dick’s Sporting Goods, Inc.
to be held on Wednesday, June 3, 2009
for Holders as of April 6, 2009

INTERNET	MAIL

Go To www.proxypush.com/dks • Cast your vote online. • View Meeting Documents.	OR	• Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided.
By signing the proxy, you revoke all prior proxies and appoint Edward W. Stack, Timothy E. Kullman and Diane E. Lazzaris, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments.
     All votes must be received by 5:00 P.M., Eastern Time, June 2, 2009.

PROXY TABULATOR FOR

DICK’S SPORTING GOODS, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — Dick’s Sporting Goods, Inc.
Annual Meeting of Shareholders
June 3, 2009, 1:30 p.m. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned appoints Edward W. Stack, Timothy E. Kullman and Diane E. Lazzaris, each with full power of substitution, to act as proxies for the undersigned, with full power of substitution, and to vote all shares of common stock of Dick’s Sporting Goods, Inc. (the “Company”) and hereby appoints Edward W. Stack as proxy for the undersigned, with full power of substitution, and to vote all shares of class B common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders on Wednesday, June 3, 2009 at the Hyatt Regency, 1111 Airport Blvd, Pittsburgh, PA 15231, and any and all adjournments or postponements thereof, as set forth below.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified and for ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)